    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

        SALOMON SMITH BARNEY HOLDINGS INC.                           TARGETS TRUST I
           (EXACT NAME OF REGISTRANT AS                       (EXACT NAME OF REGISTRANT AS
               SPECIFIED IN CHARTER)                       SPECIFIED IN CERTIFICATE OF TRUST)
                     DELAWARE                                           DELAWARE
          (STATE OR OTHER JURISDICTION OF                    (STATE OR OTHER JURISDICTION OF
          INCORPORATION OR ORGANIZATION)                     INCORPORATION OR ORGANIZATION)
                    22-166-0266                                     TO BE APPLIED FOR
      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            ROBERT H. MUNDHEIM, ESQ.
                                GENERAL COUNSEL
                       SALOMON SMITH BARNEY HOLDINGS INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

    STEPHANIE B. MUDICK, ESQ.            ALAN L. BELLER, ESQ.           GREGORY A. FERNICOLA, ESQ.
       TRAVELERS GROUP INC.           CLEARY, GOTTLIEB, STEEN &           SKADDEN, ARPS, SLATE,
       388 GREENWICH STREET                    HAMILTON                     MEAGHER & FLOM LLP
     NEW YORK, NEW YORK 10013             ONE LIBERTY PLAZA                  919 THIRD AVENUE
                                       NEW YORK, NEW YORK 10006          NEW YORK, NEW YORK 10022

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                                       PROPOSED MAXIMUM                   AMOUNT OF
  SECURITIES TO BE REGISTERED                           AGGREGATE OFFERING PRICE(1)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Targeted Growth Enhanced Terms Securities of TARGETS
  Trust I.............................................
--------------------------------------------------------------------------------------------------------------------
Forward Contract of Salomon Smith Barney Holdings
  Inc.................................................
--------------------------------------------------------------------------------------------------------------------
Guarantee of Salomon Smith Barney Holdings Inc. with
  respect to the Targeted Growth Enhanced Terms
  Securities of the Trust.............................
--------------------------------------------------------------------------------------------------------------------
         Totals.......................................          $125,000,000                     $36,875
====================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED FEBRUARY 3, 1998

PROSPECTUS

                                TARGETS TRUST I
            TARGETED GROWTH ENHANCED TERMS SECURITIES ("TARGETSSM")
    WITH RESPECT TO THE COMMON STOCK OF                          CORPORATION
                          DUE ON
     FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                       SALOMON SMITH BARNEY HOLDINGS INC.
                            ------------------------

    The     Targeted Growth Enhanced Terms Securities ("TARGETS") offered hereby represent preferred undivided beneficial ownership interests in the assets of TARGETS Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"or "TARGETS Trust I"). Salomon Smith Barney Holdings Inc., a Delaware corporation ("Salomon Smith Barney"), will own all the common securities (the "Common Securities" and, together with the TARGETS, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds as described below and engaging in activities incident thereto. Approximately 85% of the proceeds from the sale of the Trust Securities will be used by the Trust to purchase from Salomon Smith Barney a forward contract (the "Forward Contract") with respect to the common
stock (the "Common Stock") of the                   Corporation, a
                  corporation (the "Corporation"), as more fully described herein. In addition, approximately 15% of the proceeds from the sale of the Trust Securities will be used by the Trust to purchase certain Treasury Securities (as defined herein under "Description of the Treasury Securities"). See "Description of the TARGETS" and "TARGETS Trust I".

    The TARGETS will mature on                   (the "Maturity Date"), subject
to acceleration to an earlier maturity date (the "Accelerated Maturity Date") upon an Acceleration Event as described herein under "Description of the TARGETS -- Acceleration of Maturity Date; Enforcement of Rights". On the Maturity Date, holders of the TARGETS will be entitled to receive, to the extent the Trust has funds available therefor, a maturity payment (the "Maturity Payment") with respect to each TARGET in an amount equal to the sum of (A) the product of (i) the then Current Market Price (as defined herein) of the Common Stock, multiplied by (ii) an exchange rate (the "Exchange Rate") as described in the following paragraph, and (B) any accrued and unpaid Yield Enhancement Payments (as defined herein) with respect to such TARGET. On the Maturity Date, holders of TARGETS will also receive a final quarterly Periodic Distribution (as defined herein) with respect to each TARGET. See "Description of the TARGETS -- Maturity Payment", "-- Acceleration of Maturity Date; Enforcement of Rights", "-- Periodic Distributions" and "-- Dilution Adjustments".
                                                        (CONTINUED ON NEXT PAGE)

    The Common Stock is listed on the            Exchange (the "           ")
under the symbol "         ". The last reported sales price of the Common Stock
on the          on                   , 1998 was $         per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE    FOR A DISCUSSION OF CERTAIN FACTORS
THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE TARGETS OFFERED
HEREBY.

    Application will be made to list the TARGETS on the Chicago Board Options
Exchange (the "CBOE") under the symbol "         ".
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

===========================================================================================================================
                                                PRICE TO                                             PROCEEDS TO
                                                PUBLIC(1)               UNDERWRITING(2)             THE TRUST(3)
                                                                          COMMISSIONS
---------------------------------------------------------------------------------------------------------------------------
     Per TARGET......................               $                          $                          $
---------------------------------------------------------------------------------------------------------------------------
     Total(4)........................               $                          $                          $
===========================================================================================================================

   (1) Plus accrued distributions, if any, from                 , 1998.
   (2) The Trust and Salomon Smith Barney have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
   (3) In view of the fact that a portion of the proceeds of the sale of the TARGETS will be used by the Trust to purchase the Forward Contract from Salomon Smith Barney, Salomon Smith Barney has agreed to pay to the Underwriters as compensation (the "Underwriters Compensation") $
       per TARGET (or $        in the aggregate). See "Underwriting". Expenses
       of the offering which are payable by Salomon Smith Barney are estimated
       to be $        .
   (4) The Trust and Salomon Smith Barney have granted to the several
       Underwriters the option to purchase up to an additional     TARGETS,
       exercisable within 30 days of the date hereof, solely to cover overallotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Commissions and Proceeds to the Trust will
       be $        , $        and $        , respectively. See "Underwriting".

                            ------------------------

    The TARGETS offered hereby are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that delivery of the TARGETS will be made only in book-entry form through the facilities of The Depository Trust
Company ("DTC") on or about                   , 1998.

                              SALOMON SMITH BARNEY
                  , 1998
      "TARGETSSM" is a service mark of Salomon Smith Barney Holdings Inc.

(continued from cover page)

     If the Current Market Price of the Common Stock (which is determined by reference to an average stock price over the 10 preceding Trading Days (as
defined herein)) as of the Maturity Date is less than or equal to   % of the
Current Market Price on the date of the issuance of the TARGETS (the "Appreciation Threshold Price"), then the Exchange Rate shall be one (1), and if the Current Market Price of the Common Stock as of the Maturity Date or the Accelerated Maturity Date, as the case may be, is greater than the Appreciation Threshold Price, then the Exchange Rate shall be a fraction, the numerator of which is the Appreciation Threshold Price, and the denominator of which is the Current Market Price of the Common Stock as of the Maturity Date or the Accelerated Maturity Date, as the case may be.

     Upon acceleration of maturity to an Accelerated Maturity Date, the Institutional Trustee (as defined herein) will sell the Treasury Securities and, holders of the TARGETS will be entitled to receive an accelerated maturity amount (the "Accelerated Maturity Payment") and a pro rata (as defined herein) portion of the net proceeds received from the sale of the Treasury Securities (the "Treasury Proceeds"). The Accelerated Maturity Payment with respect to each TARGET will be an amount equal to the sum of (A) the product of (i) the Current Market Price of the Common Stock as of the Accelerated Maturity Date multiplied by (ii) the Exchange Rate as of the Accelerated Maturity Date and (B) any accrued and unpaid Yield Enhancement Payments with respect to such TARGET. Accordingly, the amount of the Maturity Payment or Accelerated Maturity Payment, as the case may be, with respect to each TARGET to be received by holders of the TARGETS at maturity will not necessary equal to the amount originally invested by such holders in the TARGETS and may be less than the amount of such initial investment. Under no circumstances will the Forward Contract or the Treasury Securities held by the Trust or any Common Stock be distributed in-kind to the holders of the TARGETS. See "Description of the TARGETS -- Maturity Payment", "-- Acceleration of Maturity Date; Enforcement of Rights", "-- Periodic Distributions" and "-- Dilution Adjustments".

     Holders of the TARGETS will be entitled to receive cash distributions (the
"Periodic Distributions") of $     per TARGET per quarter from the date of
original issuance and payable quarterly in arrears on each            ,
        ,        and            , commencing               , 1998, if, as and
when the Trust has funds available for payment. See "Description of the
TARGETS -- Periodic Distributions". The aggregate amount of and the payment dates for the Periodic Distributions will correspond to the aggregate amount of and payment dates for distributions of (a) payments to be received by the Trust with respect to the Treasury Securities held by the Trust and (b) certain yield enhancement payments (the "Yield Enhancement Payments") payable to the Trust by Salomon Smith Barney pursuant to the Forward Contract. Of each quarterly Periodic Distribution payable per TARGET to holders of the TARGETS, $
will be paid out of payments received by the Trust with respect to the Treasury
Securities and $          will be paid out of Yield Enhancement Payments. The
Treasury Securities and the Forward Contract will be the sole assets of the Trust. See "Description of the TARGETS -- Periodic Distributions".

     The Maturity Payment or the Accelerated Maturity Payment, as the case may be, with respect to each TARGET will be paid by the Trust out of funds received by the Trust from Salomon Smith Barney with respect to the Forward Contract. The Treasury Proceeds will be paid by the Trust out of funds received by the Trust from the sale of the Treasury Securities upon an Acceleration Event.

     This Prospectus sets forth information about the Trust that a prospective investor should consider before investing. Potential investors are advised to read this Prospectus and to retain it for future reference.

     TARGETS may be a suitable investment for those investors who are capable of evaluating the risks regarding the Common Stock of the Corporation and the advantages and disadvantages of making an indirect investment in the Common Stock of the Corporation in a manner which will give investors in the TARGETS potentially higher yield but a lesser opportunity for equity appreciation than would be afforded by a direct investment in the Common Stock. There is no assurance that the yield on the TARGETS will be higher than the dividend yield on the Common Stock over the term of the TARGETS.

     The obligations of the Trust with respect to the TARGETS are, as described more fully herein, guaranteed by Salomon Smith Barney (the "Guarantee") to the extent the Trust has funds available to meet such obligations. See "Description of the Guarantee". The Guarantee, when taken together with the Forward Contract and Salomon Smith Barney's obligations to pay all fees and expenses of the Trust, constitutes a full and unconditional guarantee to the extent set forth herein by Salomon Smith Barney of all payments to be made to the holders of the TARGETS.

     Upon the occurrence of either an Acceleration Event or the failure by Salomon Smith Barney to satisfy any of its obligations under the Guarantee, the holders of the TARGETS will have a preference over the holders of the Common Securities with respect to payments of any amounts owed by the Trust in respect of the Trust Securities. See "Description of the TARGETS -- Acceleration of Maturity Date; Enforcement of Rights".

     This Prospectus may be used by Smith Barney Inc. ("Smith Barney") and/or Salomon Brothers Inc ("Salomon Brothers") or any of their respective successors (collectively, the "SSBH Subsidiaries") in connection with offers and sales related to market-making transactions in the TARGETS. The SSBH Subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Application will be made to list the TARGETS on the CBOE, subject to official notice of issuance. Trading of the TARGETS on the CBOE is expected to commence within a 30-day period after the date of this Prospectus.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE TARGETS OFFERED HEREBY, INCLUDING PURCHASES OF SUCH TARGETS TO STABILIZE THEIR MARKET PRICE, PURCHASES OF SUCH TARGETS TO COVER ALL OR SOME OF A SHORT POSITION IN THE TARGETS MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                             AVAILABLE INFORMATION

     Salomon Smith Barney and the Trust have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement", which term shall include all amendments, exhibits and schedules thereto), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the TARGETS offered hereby as well as the Forward Contract and the Guarantee. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     Salomon Smith Barney is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Except for the listing of TARGETS that is expected to be made on the CBOE, the Trust does not have any securities that are listed on any national securities exchange. The Registration Statement, as well as reports, proxy and information statements and other information filed by Salomon Smith Barney can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on a World Wide Web, the address of which is http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers, such as Salomon Smith Barney, that file electronically with the Commission. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     No separate financial statements of the Trust have been included or incorporated by reference herein. Salomon Smith Barney does not consider that such financial statements would be material to holders of the TARGETS because
(i) all of the voting securities of the Trust will be owned, directly or indirectly, by Salomon Smith Barney, a reporting company under the Exchange Act,
(ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its respective assets and investing the proceeds thereof in the Forward Contract issued by Salomon Smith Barney and the Treasury Securities, and (iii) the obligations of the Trusts under the TARGETS are fully and unconditionally guaranteed by Salomon Smith Barney to the extent that the Trust has funds available to meet such obligations. See "Description of the TARGETS" and "Description of the Guarantee".

     In future filings under the Exchange Act, a footnote to Salomon Smith Barney's annual financial statements will state that the Trust is consolidated with Salomon Smith Barney, that the sole assets of the Trust are the Forward Contract and the Treasury Securities and that the Guarantee when taken together with the Forward Contract and Salomon Smith Barney's obligations to pay all fees and expenses of the Trust constitutes a guarantee to the extent described herein by Salomon Smith Barney of the distribution, liquidation and other payments payable to the holders of the TARGETS. The Guarantee does not apply, however, to distributions by the Trust unless and until the Trust has funds available therefor, as more fully described under "Description of the Guarantee".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Salomon Smith Barney incorporates by reference the following documents heretofore filed by Salomon Smith Barney with the Commission pursuant to the Exchange Act: (i) the Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and (iii) the Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997,
September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997), November 21, 1997 (as amended by the Current Report on Firm 8-K/A dated December 1, 1997) November 28, 1997, December 5, 1997, December 9, 1997 and January 7, 1998, January 26, 1998, January 27, 1998 and January 29, 1998.

     All documents filed by Salomon Smith Barney pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the TARGETS shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Salomon Smith Barney will provide without charge to each person, including any beneficial owner of TARGETS, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Treasurer, Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013. Telephone requests for such copies should be directed to the Treasurer at (212) 816-6000.

                                    SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

The Trust..................  TARGETS Trust I, a Delaware statutory business trust. The sole assets of the Trust will be the Forward Contract and the Treasury Securities. See "TARGETS Trust I".

Securities Offered.........  Targeted Growth Enhanced Terms Securities.

                             The TARGETS represent preferred undivided beneficial ownership interests in the assets of the Trust. Of the proceeds to the Trust from the sale of the TARGETS, approximately 85% will be invested by the Trust in the Forward Contract with respect to the Common Stock and approximately 15% will be invested by the Trust in the Treasury Securities. The Forward Contract and the Treasury Securities will be the sole assets of the Trust.

                             The TARGETS are designed to provide holders with a higher yield than the current dividend yield paid on the Common Stock, while also providing the opportunity for holders to share in the appreciation, if any, of the Common Stock up to the Appreciation Threshold Price. The annual calendar
                             year distribution on the TARGETS is $          per
                             TARGET. The annual fiscal year dividend currently
                             paid per share of Common Stock is $          .
                             However, there is no assurance that the yield on the TARGETS will be higher than the dividend yield on the Common Stock over the term of the TARGETS.

                             The Maturity Payment or Accelerated Maturity
                             Payment, as the case may be, payable to holders of each TARGET at maturity is dependent upon the Current Market Price of the Common Stock at such time. If the Current Market Price as of the Maturity Date or Accelerated Maturity Date is less
                             than $          , then the value of the Maturity
                             Payment or Accelerated Maturity Payment with respect to each TARGET to be received by holders of TARGETS at maturity will be less than the amount originally invested by such holders in the TARGETS.

                             In addition, the opportunity for equity
                             appreciation afforded by an investment in the TARGETS is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the Maturity Payment or Accelerated Maturity Payment with respect to each TARGET to be received by holders of TARGETS at
                             maturity will generally be limited to      % of the
                             amount originally invested by such holders in the TARGETS. See "Description of the
                             TARGETS -- Maturity Payment", " -- Acceleration of Maturity Date; Enforcement of Rights" and "Risk Factors -- Comparison to Other Securities; Relationship to the Common Stock; Potential Losses; Limitation on Opportunity For Equity Appreciation".

Offering Price.............  The TARGETS are being offered hereby for
                             $          each.

Maturity...................  The TARGETS will mature on           , subject to
                             acceleration to an Accelerated Maturity Date, as described herein.

Maturity Payment...........  On the Maturity Date, holders of the TARGETS will be entitled to receive, with respect to each TARGET and to the extent the Trust has funds available therefor, the Maturity Payment. The Maturity Payment with respect to each TARGET will be an amount equal to the sum of (A) the product of (i) the Current Market Price of the Common Stock as of the Maturity Date multiplied by (ii) the Exchange Rate and (B) any accrued and unpaid Yield Enhancement Payments with respect to such TARGET. On the Maturity Date, holders of TARGETS will also receive the final quarterly Periodic Distribution with respect to each TARGET.

                             If the Current Market Price of the Common Stock as of the Maturity Date is less than or equal to the Appreciation Threshold Price, then the Exchange Rate shall be one (1), and if the Current Market Price of the Common Stock as of the Maturity Date is greater than the Appreciation Threshold Price, then the Exchange Rate shall be a fraction, the numerator of which is the Appreciation Threshold Price, and the denominator of which is the Current Market Price of the Common Stock as of the Maturity Date. The Exchange Rate and the Appreciation Threshold Price are subject to certain dilution adjustments upon the occurrence of certain events involving the Corporation and its capital structure, as described herein.

                             The Maturity Payment with respect to each TARGET will be paid by the Trust out of the funds received by the Trust from Salomon Smith Barney in respect of the Forward Contract. The ability of the Trust to make any Maturity Payment is therefore entirely dependent upon the receipt by the Trust from Salomon Smith Barney of such payment with respect to the Forward Contract. See "Description of the TARGETS -- Maturity Payment" and "-- Dilution Adjustments".

Acceleration of Maturity
Date.......................  Upon an Acceleration Event, the Institutional
                             Trustee will sell the Treasury Securities, liquidate the Trust and cause the Accelerated Maturity Payment with respect to each TARGET and a pro rata portion of the Treasury Proceeds to be distributed to the holders of the TARGETS. The Accelerated Maturity Payment with respect to each TARGET will be an amount equal to the sum of (A) the product of (i) the Current Market Price of the Common Stock as of the Accelerated Maturity Date multiplied by (ii) the Exchange Rate as of the Accelerated Maturity Date and (B) any accrued and unpaid Yield Enhancement Payments with respect to each TARGET. If any Accelerated Maturity Payment can be paid only in part because the Trust has insufficient assets available to pay the Accelerated Maturity Payment with respect to each TARGET in full, then the amounts payable directly by the Trust to holders of the TARGETS will be paid on a pro rata basis.

                             The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the TARGETS, except that upon (i) default by the Trust on any of its obligations under the TARGETS or (ii) default by Salomon Smith Barney on any of its obligations under the Guarantee, the holders of the TARGETS will have a preference over the holders of the Common Securities with respect to payments upon liquidation of the Trust. An "Acceleration Event" will occur with respect to the TARGETS upon any of
                             (i) a Tax Event (as defined herein), which will generally be considered to be the occurrence of certain adverse tax consequences to the Trust, (ii) an Investment Company Event (as defined herein), which will generally be considered to be classification of the Trust as an

                             "investment company" under the Investment Company Act of 1940, as amended or (iii) a Bankruptcy Event (as defined herein), which will generally be considered to be the initiation of bankruptcy proceedings regarding Salomon Smith Barney. See "Description of the TARGETS -- Acceleration of Maturity Date; Enforcement of Rights" and "Risk Factors -- Acceleration of Maturity Date".

Periodic Distributions.....  Holders of TARGETS will be entitled to receive
                             Periodic Distributions at the rate per TARGET of
                             $          per quarter, payable on each      ,
                                  , and      , commencing           .

                             The Periodic Distributions will be paid by the Trust out of (i) payments to be received by the Trust in respect of the Treasury Securities held by the Trust and (ii) the Yield Enhancement Payments to be received by the Trust from Salomon Smith Barney under the Forward Contract. Of each Periodic Distribution payable to holders of the TARGETS,
                             $          will be paid out of payments received by
                             the Trust with respect to the Treasury Securities
                             and $          will be paid out of Yield
                             Enhancement Payments received by the Trust.

                             The Treasury Securities and the Forward Contract will be the sole assets of the Trust. The ability of the Trust to make Periodic Distributions on the TARGETS is therefore entirely dependent on receipt by the Trust of both payments with respect to the Treasury Securities held by the Trust and the Yield Enhancement Payments payable by Salomon Smith Barney under the Forward Contract. See "Description of the TARGETS -- Periodic Distributions".

Rights Upon Certain
Events.....................  If, at any time, (i) the Trust has not satisfied any of its obligations under the TARGETS or (ii) Salomon Smith Barney has not satisfied any of its obligations under the Guarantee, then (a) the Institutional Trustee, as the holder of the Forward Contract and the Treasury Securities, will have the right to enforce the terms of the Forward Contract and the Treasury Securities and (b) the Guarantee Trustee (as defined herein), as the holder of the Guarantee, will have the right to enforce the terms of the Guarantee. See "Risk Factors -- Enforcement of Certain Rights by Holders of TARGETS".

Guarantee..................  Salomon Smith Barney will irrevocably guarantee the payment in full to the holders of the TARGETS of
                             (i) any Maturity Payment that is required to be made in respect of the TARGETS, to the extent the Trust has funds available therefor, (ii) any Accelerated Maturity Payment that is required to be made in respect of the TARGETS, to the extent the Trust has funds available therefor, (iii) any Periodic Distributions that are required to be made in respect of the TARGETS, to the extent the Trust has funds available therefor, (iv) the Treasury Proceeds that are required to be distributed in respect of the TARGETS, to the extent the Trust has funds available therefor and (v) any other remaining assets of the Trust upon liquidation of the Trust. See "Description of the Guarantee" and "Risk Factors -- Rights Under the Guarantee".

Voting Rights..............  Generally, holders of the TARGETS will not have any voting rights. The holders of the TARGETS, however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration (as defined herein), including the right to direct the Institutional Trustee, as holder of the Forward Contract and the Treasury Securities, to exercise its rights in the manner described above under "Rights Upon Certain Events". See "Description of the TARGETS -- Acceleration of Maturity Date; Enforcement of Rights" and " -- Voting Rights" and "Risk Factors -- Enforcement of Certain Rights by Holders of TARGETS" and "-- Limited Voting Rights; No Stockholders Rights".

Book-Entry Form............  The TARGETS will be represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the TARGETS will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except as described herein, TARGETS in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the TARGETS -- Book-Entry Only Issuance".

Obligations of the Trust...  The TARGETS are obligations of the Trust and, to the extent of the Guarantee, of Salomon Smith Barney. Neither the TARGETS nor the Guarantee are obligations of the Corporation or any other company. See "Risk Factors -- No Obligation on the Part of the Corporation With Respect to the TARGETS".

Listing....................  Application will be made to list the TARGETS on the
                             CBOE under the symbol "     ".

Use of Proceeds............  Of the total proceeds from the sale of the Trust
                             Securities, the Trust will use $          to
                             purchase the Forward Contract from Salomon Smith
                             Barney and $          to purchase the Treasury
                             Securities. See "TARGETS Trust I", "Use of Proceeds and Hedging Activities" and "Risk Factors -- Use of Proceeds and Hedging Activities".

Forward Contract...........  Pursuant to the terms of the Forward Contract,
                             Salomon Smith Barney will be obligated to pay to the Trust the aggregate Maturity Payments or the aggregate Accelerated Maturity Payments, as the case may be, and the Yield Enhancement Payments. The proceeds from the sale of the Forward Contract will be used by Salomon Smith Barney for general corporate purposes. See "Use of Proceeds and Hedging Activities", "Description of the Forward Contract" and "Risk Factors -- Use of Proceeds and Hedging Activities".

                                  RISK FACTORS

     As described in more detail below, the trading price of the TARGETS may vary considerably prior to maturity, due to, among other things, fluctuations in the market price of the Common Stock and other events that are difficult to predict and beyond the control of Salomon Smith Barney and the Trust. Prospective purchasers of the TARGETS should consider carefully the risk factors set forth below, as well as all other information contained or incorporated by reference in this Prospectus, in evaluating an investment in the TARGETS.

COMPARISON TO OTHER SECURITIES; RELATIONSHIP TO THE COMMON STOCK; POTENTIAL LOSSES;
LIMITATION ON OPPORTUNITY FOR EQUITY APPRECIATION

     The amount of cash that holders of TARGETS are entitled to receive at maturity is not fixed, but is based on the Current Market Price of the Common Stock at the time of maturity. There can be no assurance that the amount of such payment will be equal to or greater than the amount an investor initially paid for its TARGETS (except to the extent of any Periodic Distributions). For example, if at maturity, the Current Market Price of the Common Stock is less
than $          per share, the Maturity Payment or Accelerated Maturity Payment, as the case may be, with respect to each TARGET will be less than the initial offering price of each TARGET, in which case an investment in TARGETS will result in a loss (again, except to the extent of any Periodic Distributions) and, if the Corporation is insolvent or bankrupt, could result in a total loss of the amount invested in the TARGETS (again, except to the extent of any Periodic Distributions). Investors in the TARGETS therefore bear the full risk of a decline in the value of the Common Stock prior to maturity of the TARGETS.

     In addition, the opportunity for equity appreciation afforded by an investment in the TARGETS is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock. Holders of the TARGETS will
only be entitled to receive at maturity an amount representing a maximum of   %
of any appreciation of the value of the Common Stock. Because the price of the Common Stock is subject to market fluctuations, the Maturity Payment or Accelerated Maturity Payment, as the case may be, with respect to each TARGET may be more or less than the amount initially invested in each TARGET. In addition, because the Current Market Price is determined by reference to an average stock price over 10 Trading Days, the value of a share of the Common Stock on the date of maturity may be more or less than the Current Market Price used to determine the amount holders of TARGETS are entitled to receive at maturity. See "Description of the TARGETS" for an illustration of the Maturity Payment with respect to each TARGET that a TARGETS holder would receive at various Current Market Prices for the Common Stock at maturity.

     The market price of the TARGETS at any time will be affected primarily by changes in the price of the Common Stock. It is impossible to predict whether the price of the Common Stock will rise or fall. Trading prices of the Common Stock will be influenced by the Corporation's results of operations and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchange on which the Common Stock is traded and the market segment of which the Corporation is a part. Trading prices of the Common Stock also may be influenced if Salomon Smith Barney, another market participant or others hereafter issue securities with terms similar to those of the TARGETS or sell or otherwise transfer shares of the Common Stock.

     The yield on the TARGETS is higher than the current dividend yield on the Common Stock. However, there is no assurance that the yield on the TARGETS will be higher than the dividend yield on the Common Stock through the term of the TARGETS.

ACCELERATION OF MATURITY DATE

     Upon the occurrence of an Acceleration Event as described herein, the maturity of the Trust Securities will be accelerated. An Acceleration Event will generally occur upon the occurrence of (i) certain adverse tax consequences to the Trust, (ii) the Trust being considered an "investment company" under the Investment Company Act of 1940 (the "1940 Act") or (iii) the bankruptcy of Salomon Smith Barney. As a result, the Accelerated Maturity Payment with respect to each TARGET and a pro rata portion of the Treasury

Proceeds will be distributed to the holders of the TARGETS on the Accelerated Maturity Date. See "Description of the TARGETS -- Acceleration of Maturity Date; Enforcement of Rights".

     There can be no assurance as to the amount of either the Accelerated Maturity Payments or the Treasury Proceeds that may be distributed to holders of the TARGETS on the Accelerated Maturity Date. Accordingly, the TARGETS may trade at a discount to the price that the investor paid to purchase the TARGETS offered hereby.

RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as Guarantee Trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (in such capacity, the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the TARGETS.

     The Guarantee guarantees to the holders of TARGETS the payment of (i) any Maturity Payment that is required to be made in respect of each TARGET, to the extent the Trust has funds available therefor, (ii) any Accelerated Maturity Payment that is required to be made in respect of each TARGET, to the extent the Trust has funds available therefor, (iii) any Periodic Distribution that is required to be made in respect of each TARGET, to the extent the Trust has funds available therefor, (iv) the Treasury Proceeds that are required to be distributed in respect of each TARGET to the extent the Trust has funds available therefor and (v) any other remaining assets of the Trust upon liquidation of the Trust. Salomon Smith Barney's obligation to make a payment pursuant to the Guarantee may be satisfied by direct payment of the required amounts by Salomon Smith Barney to the holders of TARGETS or by causing the Trust to pay such amounts to such holders. The holders of a majority of TARGETS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of TARGETS may directly institute a legal proceeding against Salomon Smith Barney to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. A holder of TARGETS may also directly institute a legal proceeding against Salomon Smith Barney to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Trust or any other person or entity. If Salomon Smith Barney were to default on its obligation to pay amounts due in respect of the Forward Contract, the Trust would lack available funds for the payment of any Maturity Payment, any Accelerated Maturity Payment and any portion of a Periodic Distribution that would be paid from Yield Enhancement Payments received by the Trust and, in such event, holders of the TARGETS would not be able to rely upon the Guarantee for payment of such amounts. In such event, the remedy of a holder of the TARGETS is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Forward Contract and Treasury Securities or (ii) if the failure by TARGETS Trust I to pay distributions is attributable to the failure of Salomon Smith Barney to pay amounts in respect of the Forward Contract, institute a proceeding directly against Salomon Smith Barney for enforcement of payment to such holder of the amounts owed on such holder's pro rata interest in the Forward Contract. See "Description of the Guarantee" and "Description of Forward Contract". The Declaration provides that each holder of TARGETS by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture governing the terms of the Forward Contract.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TARGETS

     If Salomon Smith Barney fails to pay the aggregate Maturity Payments, the aggregate Accelerated Maturity Payments or the Yield Enhancement Payments in respect of the Forward Contract, then the holders of TARGETS would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Forward Contract against Salomon Smith Barney. In addition, the holders of the TARGETS will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Forward Contract. If the Institutional Trustee fails to enforce its rights under the Forward Contract, any holder of TARGETS may directly institute a legal proceeding against Salomon Smith Barney to enforce the Institutional Trustee's rights under the Forward Contract without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If Salomon Smith Barney fails to pay amounts owed on the Forward Contract on the date such amounts are otherwise payable, then a holder of TARGETS may also directly institute a proceeding for enforcement of payment to such holder of the amounts owed on such holder's pro rata interest in the Forward Contract (a "Direct Action") on or after the respective due date specified in the Forward Contract without first
(i) directing the Institutional Trustee to enforce the terms of the Forward Contract or (ii) instituting a legal proceeding against Salomon Smith Barney to enforce the Institutional Trustee's rights under the Forward Contract. In connection with such Direct Action, Salomon Smith Barney will be subrogated to the rights of such holder of TARGETS under the Declaration to the extent of any payment made by Salomon Smith Barney to such holder of TARGETS in such Direct Action. Consequently, Salomon Smith Barney will be entitled to payment of amounts that a holder of TARGETS receives in respect of an unpaid amount that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid amounts from the Trust. The holders of TARGETS will not be able to exercise directly any other remedy available to the holders of the Forward Contract.

IMPACT OF THE TARGETS ON THE MARKET FOR THE COMMON STOCK

     It is not possible to predict accurately how or whether the TARGETS will trade in the secondary market or whether such market will be liquid. Any market that develops for the TARGETS may influence and is likely to be influenced by the market for the Common Stock. For example, the price of the Common Stock could be affected by (i) possible sales of the Common Stock by investors who view the TARGETS as a more attractive means of equity participation in the Corporation and (ii) hedging or arbitrage trading activity that may develop involving the TARGETS and the Common Stock.

USE OF PROCEEDS AND HEDGING ACTIVITIES

     Of the total proceeds to be received by the Trust from the sale of the
Trust Securities, approximately $          will be used by the Trust to purchase
the Forward Contract from Salomon Smith Barney and approximately $          will
be used by the Trust to purchase the Treasury Securities. A portion of the net proceeds to be received by Salomon Smith Barney from the sale of the Forward Contract will be used for general corporate purposes, which may include capital contributions to subsidiaries of Salomon Smith Barney and/or the reduction or refinancing of borrowings of Salomon Smith Barney or its subsidiaries. In order to fund its investment brokerage business, Salomon Smith Barney expects to incur additional indebtedness in the future. To the extent that TARGETS being purchased for resale by the Underwriters are not sold, the aggregate proceeds to Salomon Smith Barney and its subsidiaries would be reduced. Salomon Smith Barney or an affiliate may enter into a swap agreement with one of Salomon Smith Barney's affiliates in connection with the sale of the TARGETS and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.

     The remainder of the net proceeds to be received by Salomon Smith Barney from the sale of the Forward Contract will be used, in part, by Salomon Smith Barney or one or more of its subsidiaries for hedging activities related to Salomon Smith Barney's obligations under the Forward Contract. On or prior to the Closing Date (as defined herein), Salomon Smith Barney, directly or through its subsidiaries, will hedge its anticipated exposure under the Forward Contract by the purchase or sale of Common Stock or options, futures contracts, forward contracts or swaps or options on the foregoing, or other derivative or synthetic instruments related to, the Common Stock. From time to time after the initial sale of the TARGETS and prior to the Maturity Date or Accelerated Maturity Date, depending on market conditions (including the price of the Common Stock), Salomon Smith Barney expects that it or its subsidiaries will increase or decrease their initial hedge positions through various transactions and may purchase or sell Common Stock or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to, the Common

Stock. In addition, Salomon Smith Barney and its subsidiaries may purchase or sell TARGETS from time to time. Salomon Smith Barney or its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future. To the extent that Salomon Smith Barney or its subsidiaries have a long or short hedge position in the Common Stock or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to, the Common Stock, Salomon Smith Barney or one or more of its subsidiaries may liquidate all or a portion of their holdings close to maturity of the Forward Contract and the TARGETS. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although Salomon Smith Barney has no reason to believe that such hedging activity will have a material effect on the price of TARGETS, such options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments or on the value of the Common Stock, there can be no assurance that the hedging activities of Salomon Smith Barney and its subsidiaries will not affect such prices or value.

DILUTION OF THE COMMON STOCK

     Maturity Payments or Accelerated Maturity Payments, as the case may be, are subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain other actions of the Corporation that modify its capital structure and certain other transactions involving the Corporation. See "Description of the TARGETS -- Dilution Adjustments". Payments upon maturity will not be adjusted for other events, such as offerings of the Common Stock for cash or in connection with acquisitions, that may adversely affect the price of the Common Stock and, because of the relationship of each such Maturity Payment or Accelerated Maturity Payment to the price of the Common Stock, such other events may adversely affect the trading price of the TARGETS. There can be no assurance that the Corporation will not take any of the foregoing actions, or that it will not make offerings of, or that major shareholders will not sell any, Common Stock in the future or as to the amount of such offerings or sales, if any.

     In addition, holders of the TARGETS will not be entitled to any rights with respect to the Common Stock, including, without limitation, voting rights and the rights to receive any dividends or other distributions in respect thereof.

NO OBLIGATION ON THE PART OF THE CORPORATION WITH RESPECT TO THE TARGETS

     The Corporation is not in any way involved with the offering contemplated hereby and has no obligations with respect to the TARGETS, including any obligation to take the needs of Salomon Smith Barney, the Trust or of holders of the TARGETS into consideration for any reason. The Corporation will not receive any of the proceeds of the offering of the TARGETS made hereby and is not responsible for, and has not participated in, the determination of the time of, prices for or quantities of TARGETS to be issued. The Corporation is not involved with the administration of the Trust or the TARGETS.

LIMITED VOTING RIGHTS; NO STOCKHOLDERS RIGHTS

     Holders of the TARGETS will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the TARGETS -- Voting Rights". In addition, holders of TARGETS will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and the rights to receive any dividends or other distributions in respect thereto.)

UNCERTAINTY OF FEDERAL INCOME TAX CONSEQUENCES

     No statutory, judicial or administrative authority directly addresses the characterization of the TARGETS or instruments similar to the TARGETS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the TARGETS are not certain. No ruling is being requested from the Internal Revenue Service with respect to the TARGETS and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed under "Certain Federal Income Tax Considerations".

SECONDARY TRADING VALUE; LISTING ON CBOE

     The Trust is a newly created business trust with no previous operating history and the TARGETS are innovative securities. It is not possible to predict how the TARGETS will trade in the secondary market. The trading price of the TARGETS may vary considerably prior to maturity due to, among other things, fluctuations in the price of the Common Stock (which may occur due to changes in the Corporation's financial condition, results of operations or prospects, or because of complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges or quotation systems on which the Common Stock is traded and the market segment of which the Corporation is a part) and fluctuations in interest rates, the volatility of the Common Stock, the length of time to maturity and other factors that are difficult to predict and beyond the Trust's control.

     The Underwriters have advised the Trust that they currently intend to make a market in the TARGETS; however, they are not obligated to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders with liquidity of investment or that it will continue for the life of the TARGETS. The Underwriters may cease to make a market in the TARGETS at any time without notice. Application has been made to list the TARGETS on the CBOE, subject to official notice of issuance, but there can be no assurance that the TARGETS will not later be delisted or that trading in the TARGETS on the CBOE will not be suspended. In the event of a delisting or suspension of trading on such exchange, the Trust intends to apply for listing of the TARGETS on another national securities exchange or for quotation on another trading market. If the TARGETS are not listed or traded on any securities exchange or trading market, or if trading of the TARGETS is suspended, pricing information for the TARGETS may be more difficult to obtain, and the price and liquidity of the TARGETS may be adversely affected.

RISK RELATING TO BANKRUPTCY OF SALOMON SMITH BARNEY

     Although the TARGETS are to be issued by the Trust, the ability of the Trust to meet its obligations under the TARGETS is primarily contingent upon receipt by the Trust from Salomon Smith Barney of (i) the aggregate Maturity Payments or the aggregate Accelerated Maturity Payments, as the case may be, and
(ii) the Yield Enhancement Payments under the Forward Contract. The ability of Salomon Smith Barney to meet its obligations thereunder and, in turn, the ability of the Trust to meet its obligations under the TARGETS, is therefore dependent on the solvency and creditworthiness of Salomon Smith Barney.

     The TARGETS are a new form of security, and as such, there is no direct precedent regarding the effect on the TARGETS of a bankruptcy of Salomon Smith Barney. Accordingly, there can be no assurance of how the TARGETS, the Forward Contract or the Trust would be treated in such a bankruptcy and whether or to what extent the holders of TARGETS would be able to recover all or any portion of their investment in the TARGETS.

     In the event of a bankruptcy of Salomon Smith Barney filed before final payment of the aggregate Maturity Payments or aggregate Accelerated Maturity Payments in respect of the Forward Contract, the Trust believes the Forward Contract will be treated as a general unsecured claim against Salomon Smith Barney in the amount of the aggregate Maturity Payments or the aggregate Accelerated Maturity Payments, as the case may be, calculated as of either the date of bankruptcy or the date of any earlier Acceleration Event, but there is a risk that the claim could be allowed in a lesser amount. In either event, final payment of amounts owed under the Forward Contract may be delayed beyond the Maturity Date. Moreover, if a bankruptcy of Salomon Smith Barney were to be filed within 90 days after the payment of the aggregate Maturity Payments or the aggregate Accelerated Maturity Payments, the payment might be deemed to be a preference and thus revocable from the holders of TARGETS. Thus, in the event of a bankruptcy of Salomon Smith Barney, any recovery to the holders of TARGETS will likely be substantially delayed and recovery according to the terms of the Forward Contract and the TARGETS would be uncertain.

                              SALOMON SMITH BARNEY

     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into Salomon Smith Barney. Salomon Smith Barney is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney and Salomon Brothers.

     The principal offices of Salomon Smith Barney are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.

SALOMON

     Together with Salomon Brothers Holding Company Inc. and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of Salomon Smith Barney's commodities trading activities are conducted by Salomon Smith Barney's wholly owned subsidiary, Phibro Inc., and its subsidiaries.

                     USE OF PROCEEDS AND HEDGING ACTIVITIES

     Of the total proceeds to be received by the Trust from the sale of the
Trust Securities, approximately $          will be used by the Trust to purchase
the Forward Contract from Salomon Smith Barney and approximately $          will
be used by the Trust to purchase the Treasury Securities. A portion of the net proceeds to be received by Salomon Smith Barney from the sale of the Forward Contract will be used for general corporate purposes, which may include capital contributions to subsidiaries of Salomon Smith Barney and/or the reduction or refinancing of borrowings of Salomon Smith Barney or its subsidiaries. In order to fund its investment brokerage business, Salomon Smith Barney expects to incur additional indebtedness in the future. To the extent that TARGETS being purchased for resale by the Underwriters are not sold, the aggregate proceeds to Salomon Smith Barney and its subsidiaries would be reduced. Salomon Smith Barney or an affiliate may enter into a swap agreement with one of Salomon Smith Barney's affiliates in connection with the sale of the TARGETS and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.

     The remainder of the net proceeds to be received by Salomon Smith Barney from the sale of the Forward Contract will be used, in part, by Salomon Smith Barney or one or more of its subsidiaries for hedging activities related to Salomon Smith Barney's obligations under the Forward Contract. On or prior to the Closing Date (as defined herein), Salomon Smith Barney, directly or through its subsidiaries, will hedge its anticipated exposure under the Forward Contract by the purchase or sale of Common Stock or options, futures contracts, forward contracts or swaps or options on the foregoing, or other derivative or synthetic instruments related to, the Common Stock. From time to time after the initial sale of the TARGETS and prior to the Maturity Date or Accelerated Maturity Date, depending on market conditions (including the price of the Common Stock), Salomon Smith Barney expects that it or its subsidiaries will increase or decrease their initial hedge positions through various transactions and may purchase or sell Common Stock or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to, the Common Stock. In addition, Salomon Smith Barney and its subsidiaries may purchase or sell TARGETS from time to time. Salomon Smith Barney or its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future. To the extent that Salomon Smith Barney or its subsidiaries have a long or short hedge position in the Common Stock or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to, the Common Stock, Salomon Smith Barney or one or more of its subsidiaries may liquidate all or a portion of their holdings close to maturity of the Forward Contract and the TARGETS. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although Salomon Smith Barney has no reason to believe that such hedging activity will have a material effect on the price of TARGETS, such options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments or on the value of the Common Stock, there can be no assurance that the hedging activities of Salomon Smith Barney and its subsidiaries will not affect such prices or value.

                                 CAPITALIZATION

     The following table sets forth the supplemental consolidated capitalization of Salomon Smith Barney at September 30, 1997, after giving retroactive effect to the merger of Salomon Smith Barney with Smith Barney Holdings Inc. as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests, and as adjusted to give effect to the issuance of the TARGETS, the issuance and sale of additional long-term debt of Salomon Smith Barney after September 30, 1997 through the date hereof, and the application of the proceeds from each of these transactions to the repayment of short-term borrowings, as if such transactions had occurred on September 30, 1997.

                                                                          AT SEPTEMBER 30, 1997
                                                                       ---------------------------
                                                                       OUTSTANDING     AS ADJUSTED
                                                                       -----------     -----------
                                                                          (DOLLARS IN MILLIONS)
                                                                               (UNAUDITED)
Short-term borrowings................................................    $11,161         $
Notes payable........................................................         10
Long-term debt.......................................................     19,717
                                                                         -------         -------
          Total debt.................................................    $30,888         $
                                                                         =======         =======
Redeemable Preferred Stock, Series A(1)..............................        420              --
Salomon Smith Barney -- Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trust holding solely Subordinated Debt
  Securities of Salomon Smith Barney(2)..............................        345             345
SSBH -- Obligated Mandatorily Redeemable Preferred Securities of
  Subsidiary Trust holding solely junior subordinated deferrable
  interest debentures of SSBH(3).....................................         --             400
Salomon Smith Barney -- Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trust holding solely a Forward Contract of
  Salomon Smith Barney and treasury securities.......................
Stockholder's equity
     Preferred Stock, Series D and E(1)..............................        450              --
     Common Stock and additional paid-in capital (net of treasury
      stock).........................................................        634           1,504
Retained earnings....................................................      7,318           7,318
Cumulative translation adjustment....................................          3               3
                                                                         -------         -------
          Total stockholder's equity.................................      8,405           8,825
                                                                         -------         -------
Total capitalization.................................................    $40,058         $
                                                                         =======         =======

---------------
(1) On November 28, 1997, in connection with the merger of Salomon Smith Barney with a wholly owned subsidiary of Travelers Group, each share of Series A Cumulative Convertible Preferred Stock, 8.08% Cumulative Preferred Stock, Series D and 8.40% Cumulative Preferred Stock, Series E of Salomon Smith Barney was exchanged, respectively, for one share of Series I Cumulative Preferred Stock, 8.08% Cumulative Preferred Stock, Series J and 8.40% Cumulative Preferred Stock, Series K of Travelers Group Inc.

(2) The sole asset of SI Financing Trust is $355,700,000 aggregate principal amount of 9.25% Subordinated Debt Securities of Salomon Smith Barney due June 30, 2026.

(3) The sole asset of SSBH Capital I is $412,372,000 aggregate principal amount of 7.200% junior subordinated deferrable interest debentures of Salomon Smith Barney due January 28, 2038.

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                  NINE MONTHS
                                                     ENDED              YEAR ENDED DECEMBER 31,
                                                 SEPTEMBER 30,   --------------------------------------
                                                     1997        1996    1995    1994      1993    1992
                                                 -------------   ----    ----    -----     ----    ----
Ratio of earnings to fixed charges..............      1.29       1.37    1.20     0.98*    1.32    1.27

---------------
* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.

     The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the combined fixed charges and preferred stock dividends. For purposes of these ratios, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor. The ratio of earnings to combined fixed charges and preferred stock dividends has been computed excluding dividends relating to Salomon Smith Barney's Series A Cumulative Convertible Preferred Stock, 8.08% Cumulative Preferred Stock, Series D and 8.40% Cumulative Preferred Stock, Series E, each of which was exchanged on November 28, 1997 into shares of preferred stock of Travelers Group in connection with the merger of the Company with a wholly owned subsidiary of Travelers Group.

                                THE CORPORATION

     According to publicly available documents, the Corporation is engaged in
the business of                . The Corporation is currently subject to the
informational requirements of the Exchange Act. Accordingly, the Corporation files reports (including its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1997, June 30, 1997 and September 30, 1997), proxy statements and other information with the Commission. Copies of the Corporation's registration statements, reports, proxy statements and other information may be inspected and copied at offices of the Commission at the addresses listed under "Available Information".

     The Corporation is not affiliated with the Trust, will not receive any of the proceeds from the sale of the TARGETS and will have no obligations with respect to the TARGETS, the Treasury Securities or the Forward Contract. This Prospectus relates only to the TARGETS offered hereby and does not relate to the Corporation or the Common Stock.

                 PRICE RANGE OF THE COMMON STOCK AND DIVIDENDS

     The Common Stock is traded on the                under the symbol "     ".
The following table sets forth, for each of the quarterly periods indicated, the high and low sales price for the Common Stock, as reported on the and the cash dividends per share of Common Stock.

                                                                                DIVIDEND
                                                                                DECLARED
                                                              HIGH      LOW     PER SHARE
                                                              -----    -----    ---------
    1995
    Quarter
      First.................................................. $        $          $
      Second.................................................
      Third..................................................
      Fourth.................................................
    1996
    Quarter
      First..................................................
      Second.................................................
      Third..................................................
      Fourth.................................................
    1997
    Quarter
      First..................................................
      Second.................................................
      Third..................................................
      Fourth.................................................
    1998
    Quarter
      First (through        , 1998)..........................

     According to the Corporation's Quarterly Report on Form 10-Q for the fiscal
quarter ended September 30, 1997, as of                1997, there were
               holders of record of shares of the Common Stock and shares of the Common Stock outstanding.

     Holders of TARGETS will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights or rights to receive dividends or other distributions in respect thereof).

                                TARGETS TRUST I

     TARGETS Trust I is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by Salomon Smith Barney, as sponsor (in such capacity, the "Sponsor"), and the trustees of TARGETS Trust I (as described below) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the TARGETS, the purchasers thereof will own all the TARGETS. See "Description of the TARGETS -- Book-Entry Only Issuance". Salomon Smith Barney will directly or indirectly acquire all of the Common Securities in an aggregate amount equal to 3% or more of the total capital of TARGETS Trust I. The Trust will use all the proceeds derived from the issuance of the TARGETS and the Common Securities to purchase the Forward Contract and Treasury Securities and, accordingly, the assets of the Trust will consist solely of the Forward Contract and Treasury Securities. Of the total proceeds
from the sale of the Trust Securities, $          will be invested by the Trust
in the Forward Contract and $          will be invested by the Trust in the
Treasury

Securities. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Forward Contract and the Treasury Securities, and (iii) engaging in only those other activities necessary or incidental thereto.

     TARGETS Trust I's business and affairs are conducted by its Trustees, each appointed by Salomon Smith Barney as holder of the Common Securities. Pursuant to the Declaration, the number of trustees of TARGETS Trust I will be four: The Chase Manhattan Bank, a New York banking corporation that is unaffiliated with Salomon Smith Barney, as the Institutional Trustee (the "Institutional Trustee"), Chase Manhattan Bank Delaware, a Delaware state banking corporation with its principal place of business in the State of Delaware, as the Delaware trustee (the "Delaware Trustee"), and two individual trustees (the "Regular Trustees" and, together with the Institutional Trustee and the Delaware Trustee, the "Trustees") who will be persons who are employees or officers of, or who are affiliated with Salomon Smith Barney. Initially the Regular Trustees will be Michael J. Day and Charles W. Scharf, each of whom is an officer of Salomon Smith Barney. The Institutional Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Common Securities. The Chase Manhattan Bank will also act as indenture trustee (the "Guarantee Trustee") under the Guarantee. See "Description of the Guarantee" and "Description of the Forward Contract".

     The Institutional Trustee will hold title to the Forward Contract for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture pursuant to which the Forward Contract are issued. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Forward Contract for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the TARGETS. Salomon Smith Barney, as direct or indirect holder of all the Common Securities, will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Trustees and to increase or decrease the number of Trustees. Salomon Smith Barney will pay all fees and expenses related to TARGETS Trust I and the offering of the Trust Securities. See "Description of the TARGETS -- Miscellaneous".

     The rights of the holders of the TARGETS, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, (the "Trust Act") and the Trust Indenture Act. See "Description of the TARGETS".

     The location of the principal executive office of the Trust is c/o Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000.

                           DESCRIPTION OF THE TARGETS

     The TARGETS will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Chase Manhattan Bank, will act as the institutional trustee for the TARGETS under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the TARGETS will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. Pursuant to the Declaration, every holder of TARGETS will be deemed to have expressly assented and agreed to the terms of, and shall be bound by, the Declaration. The following summary of the material terms and provisions of the TARGETS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part), the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue on behalf of TARGETS Trust I the Trust Securities, which represent undivided beneficial interests in the assets of TARGETS Trust I. All of the Common Securities will be owned, directly or indirectly, by Salomon Smith Barney. The Common Securities rank pari passu with, and payments will be made thereon on a pro rata basis with, the TARGETS, except that upon the occurrence of an Acceleration Event, the rights of the holders of the Common Securities to receive payments will be subordinated to the rights of the holders of the TARGETS. The Declaration does not permit the issuance by TARGETS Trust I of any securities other than the Trust Securities or the incurrence of any indebtedness by TARGETS Trust I. Pursuant to the Declaration, the Institutional Trustee will hold title to the Forward Contract and the Treasury Securities for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust and payments upon maturity of the TARGETS out of money held by the Trust are guaranteed by Salomon Smith Barney to the extent described under "Description of the Guarantee". The Guarantee will be held by The Chase Manhattan Bank, the Guarantee Trustee, for the benefit of the holders of the TARGETS. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of the TARGETS is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Forward Contract and Treasury Securities or (ii) if the failure by TARGETS Trust I to pay distributions is attributable to the failure of Salomon Smith Barney to pay amounts in respect of the Forward Contract, institute a proceeding directly against Salomon Smith Barney for enforcement of payment to such holder of the amounts owed on such holder's pro rata interest in the Forward Contract. See
"-- Acceleration of Maturity Date; Enforcement of Rights" and "-- Voting
Rights".

     The aggregate number of TARGETS to be issued will be           plus such
additional number of TARGETS that may be issued pursuant to the over-allotment option granted by the Trust to the Underwriters (see "Underwriting"). The TARGETS will be issued in fully registered form. TARGETS will not be issued in bearer form. See "-- Book-Entry Only Issuance".

MATURITY PAYMENT

     The TARGETS will mature on the Maturity Date, subject to acceleration to the Accelerated Maturity Date upon an Acceleration Event. See "-- Acceleration of Maturity Date; Enforcement of Rights". On the Maturity Date, holders of the TARGETS will be entitled to receive, to the extent the Trust has assets available therefor, the Maturity Payment with respect to each TARGET. On the Maturity Date, holders of TARGETS will also receive a final quarterly Periodic Distribution with respect to each TARGET.

     The Maturity Payment with respect to each TARGET will be an amount equal to the sum of (A) the product of (i) the Current Market Price of the Common Stock as of the Maturity Date multiplied by (ii) the Exchange Rate as of the Maturity Date and (B) any accrued and unpaid Yield Enhancement Payments with respect to such TARGET.

     The "Current Market Price" shall be the average daily closing sale price (or, if no closing sale price is reported, the last reported sale price) of the
Common Stock as reported on                for the 10 Trading Days (as defined
herein) immediately prior to but not including any Date of Determination (as
defined herein) or, if the Common Stock is not traded on                on any
such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. "Date of Determination" shall be the date that is one Business Day prior to the Maturity Date or Accelerated Maturity Date.

     If the Current Market Price of the Common Stock as of the Maturity Date is less than or equal to the Appreciation Threshold Price, then the Exchange Rate shall be one (1), and if the Current Market Price of the Common Stock as of the Maturity Date is greater than the Appreciation Threshold Price, then the Exchange Rate shall be a fraction (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th), the numerator of which is the Appreciation Threshold Price, and the denominator of which is the Current Market Price of the Common Stock as of the Maturity Date. The Exchange Rate and the Appreciation Threshold Price are subject to certain dilution adjustments as described below. See "-- Dilution Adjustments".

     For illustrative purposes only, the following chart shows the Maturity Payment that a holder would receive for each TARGET at various Current Market Prices. The chart assumes that there would be no adjustments to the aggregate Maturity Payments deliverable by Salomon Smith Barney to the Trust under the Forward Contract by reason of the occurrence of any of the events described under "-- Dilution Adjustments" and that there would be no acceleration of the maturity of the Forward Contract to an Accelerated Maturity Date upon an Acceleration Event. There can be no assurance that the Current Market Price at maturity will be within the range set forth below. Assuming an offering price of
$          per TARGET and an Appreciation Threshold Price of $          , a
holder of TARGETS would receive the following Maturity Payment with respect to each TARGET at maturity:

                             CURRENT MARKET PRICE                         MATURITY
                             OF THE COMMON STOCK                          PAYMENT
        --------------------------------------------------------------  ------------


ACCELERATION OF MATURITY DATE; ENFORCEMENT OF RIGHTS

     If at any time an Acceleration Event shall occur and be continuing, the Institutional Trustee shall sell the Treasury Securities, dissolve the Trust and, after satisfaction of creditors of the Trust, cause to be distributed, as soon as is practicable following the occurrence of such Acceleration Event, to the holders of the TARGETS in liquidation of such holders' interests in the Trust, the Accelerated Maturity Payment with respect to each TARGET and a pro rata portion of the Treasury Proceeds.

     The Accelerated Maturity Payment with respect to each TARGET will be paid out of amounts received by the Trust from Salomon Smith Barney in respect of the Forward Contract and will be equal to the sum of (A) the product of (i) the Current Market Price of the Common Stock as of the Accelerated Maturity Date, multiplied by (ii) the Exchange Rate as of the Accelerated Maturity Date and (B) any accrued and unpaid Yield Enhancement Payments with respect to such TARGET. The Accelerated Maturity Date will be the date of the occurrence of the event or events constituting such Acceleration Event.

     The Treasury Proceeds shall be the amount received by the Trust as proceeds from the sale of the Treasury Securities upon the occurrence of an Acceleration Event. Salomon Smith Barney shall send the Trustee written notice and instructions to liquidate the Treasury Securities on an Accelerated Maturity Date. Upon receiving such notice, the Trustee shall solicit at least three bids and sell and transfer the Treasury Securities to the highest of the three bidders.

     There can be no assurance as to the amount of either any Accelerated Maturity Payment or the Treasury Proceeds which, in either case, may be distributed to holders of the TARGETS upon a dissolution and liquidation of the Trust. Accordingly, there can be no assurance as to the amount that a holder of TARGETS may receive on the Accelerated Maturity Date.

     "Acceleration Event" means any one of the following events (whatever the reason for such Acceleration Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body: (i) a Tax Event, (ii) an Investment Company Event or (iii) a Bankruptcy Event.

     "Tax Event" means that Salomon Smith Barney shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent tax counsel experienced in such matters (a "Trust Dissolution Tax Opinion") to the effect that there has been (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying, or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of Salomon Smith Barney or any of its subsidiaries, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Forward Contract or the TARGETS, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this Prospectus (collectively a "Tax Action"), which Tax Action relates to any of the items described in (i) and (ii) below, and that there is more than an insubstantial risk that (i) the Trust is, or will be subject to United States federal income tax with respect to income accrued or received on the Forward Contract and the Treasury Securities, or (ii) the Trust is, or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that Salomon Smith Barney shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act.

     "Bankruptcy Event" means either of the following shall have occurred: (i) the entry of a decree or order for relief in respect of Salomon Smith Barney by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Salomon Smith Barney or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or (ii) the commencement by Salomon Smith Barney of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or State bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Salomon Smith Barney or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Salomon Smith Barney in furtherance of any action.

     "Pro Rata" means, with respect to any payment, distribution, interest in any assets of the Trust or treatment, to each holder of Trust Securities proportionately according to the aggregate beneficial interests in the assets of the Trust represented by the Trust Securities held by the relevant holder in relation to the aggregate beneficial interests in the assets of the Trust represented by all Trust Securities outstanding unless, in relation to a payment, an Acceleration Event has occurred and is continuing, in which case any funds available to make such payment will be paid first to each holder of the TARGETS proportionately according to the aggregate beneficial interests in the assets of the Trust represented by the TARGETS held by the relevant holder relative to the aggregate beneficial interests in the assets of the Trust represented by all TARGETS outstanding, and only after satisfaction of all amounts owed to the holders of the TARGETS, to each holder of Common Securities proportionately according to the aggregate beneficial interests in the assets of the Trust represented by the Common Securities held by the relevant holder relative to the aggregate beneficial interests in the assets of the Trust represented by all Common Securities outstanding.

     On the date fixed for any payment of the Accelerated Maturity Payment or the Treasury Proceeds, (i) the TARGETS and the Common Securities will no longer be deemed to be outstanding and (ii) each TARGET and Common Security will be deemed to represent the right to receive an Accelerated Maturity Payment and a pro rata portion of the Treasury Proceeds. If the Accelerated Maturity Payments can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Accelerated Maturity Payments, then the amounts payable directly by the Trust in respect of the TARGETS will be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the TARGETS, except in the case of a default by Salomon Smith

Barney on its obligations under the Guarantee, the holders of the TARGETS will have a preference over the holders of the Common Securities with respect to amounts owed on the Trust Securities.

     Subject to the requirements of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority of the TARGETS, have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Forward Contract and the Treasury Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Forward Contract, (ii) direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or exercise any trust or power conferred on the Institutional Trustee with respect to the Treasury Securities, (iii) waive the consequences of any Acceleration Event under the Indenture that is waivable under Section 514 of the Indenture, (iv) exercise any right to rescind or annul a declaration that any Accelerated Maturity Payment shall be due and payable or (v) consent to any amendment, modification or termination of the Indenture or the Forward Contract where such consent shall be required, provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority of the beneficial interests in the Forward Contract (a "Super Majority") affected thereby, only the holders of at least a Super Majority of the TARGETS may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Forward Contract, any record holder of TARGETS may directly institute a legal proceeding against Salomon Smith Barney to enforce the Institutional Trustee's rights under the TARGETS without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of TARGETS of any notice of default received from the Indenture Trustee with respect to the Forward Contract. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Forward Contract and the Treasury Securities, shall not take any of the actions described in clauses (i), (ii), (iii), (iv) or (v) above unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of such action, TARGETS Trust I will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the Institutional Trustee fails to enforce its rights under the Forward Contract, any holder of TARGETS may directly institute a legal proceeding against Salomon Smith Barney to enforce the Institutional Trustee's rights under the Forward Contract, without first instituting a legal proceeding against the Institutional Trustee or any other person or entity. If Salomon Smith Barney fails to pay amounts owed on the Forward Contract on the date such amounts are otherwise payable, then a holder of TARGETS may also directly institute a Direct Action, of the amounts owed on such holder's pro rata interest in the Forward Contract, on or after the due date specified in the Forward Contract without first (i) directing the Institutional Trustee to enforce the terms of the Forward Contract or (ii) instituting a legal proceeding directly against Salomon Smith Barney to enforce the Institutional Trustee's rights under the Forward Contract. Except as provided in the preceding sentence, the holders of TARGETS will not be able to exercise directly any other remedy available to the holder of the Forward Contract. In connection with such Direct Action, Salomon Smith Barney will be subrogated to the rights of such holder of TARGETS under the Declaration to the extent of any payment made by Salomon Smith Barney to such holder of TARGETS in such Direct Action.

     A waiver of an Acceleration Event under the Indenture by the Institutional Trustee at the direction of the holders of the TARGETS will constitute a waiver of the corresponding Acceleration Event under the Declaration.

     Any required approval or direction of holders of TARGETS may be given at a separate meeting of holders of TARGETS convened for such purpose, at a meeting of holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of TARGETS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of TARGETS. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of TARGETS will be required for TARGETS Trust I to cancel TARGETS in accordance with the Declaration. It is anticipated that the only holder of TARGETS issued in book-entry form will be Cede & Co., as nominee of DTC, and each Beneficial Owner (as defined herein) of TARGETS will be permitted to exercise the rights of holders of TARGETS only indirectly through DTC and its Participants (as defined herein).

     Notwithstanding that holders of TARGETS are entitled to vote or consent under any of the circumstances described above, any of the TARGETS that are owned at such time by Salomon Smith Barney or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Salomon Smith Barney, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PERIODIC DISTRIBUTIONS

     Holders of TARGETS will be entitled to receive Periodic Distributions at
the rate per TARGET of $          per quarter, payable on each           ,
          ,           and           , commencing           .

     The Periodic Distributions will be paid by the Trust out of payments to be received by the Trust with respect to (i) the Treasury Securities held by the Trust and (ii) the Yield Enhancement Payments payable to the Trust by Salomon Smith Barney under the Forward Contract. Of each Periodic Distribution payable
to holders of the TARGETS, $          will be paid out of payments received by
the Trust with respect to the Treasury Securities and $          will be paid
from the Yield Enhancement Payments received by the Trust.

     The Treasury Securities and the Forward Contract will be the sole assets of the Trust. The ability of the Trust to make Periodic Distributions on the TARGETS is therefore entirely dependent on receipt by the Trust of payments with respect to both the Treasury Securities held by the Trust and the Forward Contract. The Treasury Securities and the Forward Contract are held by the Institutional Trustee on behalf of the Trust. A portion of each Periodic Distribution should represent a return to the holder of a TARGET of that holder's initial investment in the TARGETS. See "Certain Federal Income Tax Considerations".

     The following table sets forth information regarding the distributions to be received on the Treasury Securities to be acquired by the Trust with a portion of the proceeds received by the Trust from the sale of the Trust Securities (assuming no exercise of the Underwriters' over-allotment option), the portion of each year's distributions that should constitute a return of capital for U.S. federal income tax purposes and the amount of original issue discount that should accrue on such Treasury Securities with respect to a holder who acquires its Trust Securities at the issue price from the Underwriters pursuant to the original offering. See "Certain Federal Income Tax Considerations".

                                              ANNUAL GROSS                            ANNUAL INCLUSION OF
                        ANNUAL GROSS       DISTRIBUTIONS FROM    ANNUAL RETURN OF       ORIGINAL ISSUE
                     DISTRIBUTIONS FROM    TREASURY SECURITIES      CAPITAL PER       DISCOUNT IN INCOME
YEAR                 TREASURY SECURITIES       PER TARGET             TARGET              PER TARGET
-------------------- -------------------   -------------------   -----------------   ---------------------
1997................
1998................
1999................
2000................

DILUTION ADJUSTMENTS

     The Exchange Rate and the Appreciation Threshold Price will be subject to adjustment from time to time in certain situations. Any such adjustments could have an impact on the aggregate Maturity Payments or Accelerated Maturity Payments to be paid by Salomon Smith Barney to the Trust upon maturity of the Forward Contract and, therefore, on the Maturity Payment or Accelerated Maturity Payment to be paid by the Trust with respect to each TARGET to the holders of TARGETS.

     If the Corporation shall, after the date of the closing of the offering contemplated hereby (the "Closing Date"), (i) pay a stock dividend or make a distribution with respect to the Common Stock in shares of such stock; (ii) subdivide or split the outstanding shares of the Common Stock into a greater number of shares of the Common Stock; (iii) combine the outstanding shares of the Common Stock into a smaller number of shares; or (iv) issue by reclassification of shares of the Common Stock any shares of other common stock of the Corporation; then, in each such case, the Exchange Rate shall be multiplied by a dilution adjustment equal to the number of shares of the Common Stock (or in the case of a reclassification referred to in clause (iv) above, the number of shares of other Common Stock of the Corporation issued pursuant thereto), or the fraction thereof, that a holder who held one share of the Common Stock immediately prior to such event would be entitled solely by reason of such event to hold immediately after such event. The Appreciation Threshold Price shall also be adjusted in the manner described below.

     If the Corporation shall, after the Closing Date, issue, or declare a record date in respect of an issuance of, rights or warrants to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the Then-Current Market Price of the Common Stock (other than rights to purchase the Common Stock pursuant to a plan for the reinvestment of dividends or interest), then, in each such case, the Exchange Rate shall be multiplied by a dilution adjustment equal to a fraction the numerator of which shall be the number of shares of the Common Stock outstanding immediately prior to the time the adjustment is effected by reason of the issuance of such rights or warrants, plus the number of additional shares of the Common Stock offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the number of shares of the Common Stock outstanding immediately prior to the time the adjustment is effected, plus the number of additional shares of the Common Stock which the aggregate offering price of the total number of shares of the Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Then-Current Market Price of the Common Stock, which shall be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of such rights or warrants and dividing the product so obtained by such Then-Current Market Price. To the extent that, after the expiration of such rights or warrants, the shares of the Common Stock offered thereby shall not have been delivered, the Exchange Rate shall be further adjusted to equal the Exchange Rate which would have been in effect had such adjustment for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of the Common Stock actually delivered. The Appreciation Threshold Price shall also be adjusted in the manner described below.

     If the Corporation shall, after the Closing Date, declare or pay a dividend or make a distribution to all holders of the Common Stock, in either case, of evidences of its indebtedness or other non-cash assets (excluding any dividends or distributions referred to above) or shall issue to all holders of the Common Stock rights or warrants to subscribe for or purchase any of its securities (other than rights or warrants referred to above), then, in each such case, the Exchange Rate shall be multiplied by a dilution adjustment equal to a fraction, the numerator of which shall be the Then-Current Market Price per share of the Common Stock, and the denominator of which shall be such Then-Current Market Price per share less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney) as of the time the adjustment is effected of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of the Common Stock. The Appreciation Threshold Price shall also be adjusted in the manner described below. Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which this paragraph would otherwise apply, the denominator in the fraction referred to in the above formula is less than $1.00 (or is a negative number), then Salomon Smith Barney may, at its option, elect to have the adjustment provided by this paragraph not be made and in lieu of such adjustment, on the Maturity Date, the holders of the Trust Securities shall be entitled to receive an additional amount of cash equal to the product of the number of Trust Securities held by such holder multiplied by the fair market value of such indebtedness, assets, rights or warrants (determined, as of the date such dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney) so distributed or issued applicable to one share of the Common Stock.

     If, after the Closing Date, the Corporation declares a record date in respect of a distribution of cash (other than any Permitted Dividends (as defined herein), any cash distributed in consideration of fractional shares of the Common Stock and any cash distributed in a Reorganization Event (as defined herein)), by dividend or otherwise, to all holders of the Common Stock, or makes an Excess Purchase Payment (as defined herein), then the Exchange Rate will be multiplied by a dilution adjustment equal to a fraction, the numerator of which shall be the Then-Current Market Price of the Common Stock on such record date, and the denominator of which shall be such Then-Current Market Price less the amount of such distribution applicable to one share of the Common Stock which would not be a Permitted Dividend (or in the case of an Excess Purchase Payment, less the aggregate amount of such Excess Purchase Payment for which adjustment is being made at such time divided by the number of shares of the Common Stock outstanding on such record date).

     For purposes of these adjustments, (A) "Permitted Dividend" means any quarterly cash dividend in respect of the Common Stock, other than a quarterly cash dividend that exceeds the immediately preceding quarterly cash dividend, and then only to the extent that the per share amount of such dividend results in an annualized dividend yield on the Common Stock in excess of 10.0% and (B) "Excess Purchase Payment" means the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney, whose determination shall be final) of all other consideration paid by the Corporation with respect to one share of the Common Stock acquired in a tender offer or exchange offer by the Corporation, over (y) the Then-Current Market Price of the Common Stock. The Appreciation Threshold Price shall also be adjusted in the manner described in the following paragraph. Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution or Excess Purchase Payment to which this paragraph would otherwise apply, the denominator in the fraction referred to in the above formula is less than $1.00 (or is a negative number), then Salomon Smith Barney may, at its option, elect to have the adjustment provided by this paragraph not be made and in lieu of such adjustment, on the Maturity Date, the holders of the Trust Securities shall be entitled to receive an additional amount of cash equal to the product of the number of Trust Securities held by such holder multiplied by the sum of the amount of cash plus the fair market value of such other consideration (determined, as of the date such dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney) so distributed (or applied to the acquisition of the Common Stock in such a tender offer or exchange offer) applicable to one share of the Common Stock.

     If any adjustment is made to the Exchange Rate pursuant to the preceding four paragraphs, an adjustment shall also be made to the Appreciation Threshold Price. The required adjustment shall be made by dividing the Appreciation Threshold Price by the relevant dilution adjustment. If, during any Calculation Period used in calculating the Current Market Price, the Then-Current Market Price or the Transaction Value (as defined herein), there shall occur any event requiring an adjustment to be effected as described herein, then the Closing Price for each trading day in the calculation period occurring prior to the day on which such adjustment is effected shall be adjusted by being divided by the relevant dilution adjustment.

     Each dilution adjustment shall be effected as follows: (i) in the case of any dividend, distribution or issuance, at the opening of business on the Business Day next following the record date for determination of holders of the Common Stock entitled to receive such dividend, distribution or issuance or, if the announcement of any such dividend, distribution, or issuance is after such record date, at the time such dividend, distribution or issuance shall be announced by the Corporation; (ii) in the case of any subdivision, split, combination or reclassification, on the effective date of such transaction;
(iii) in the case of any Excess Purchase Payment for which the Corporation shall announce, at or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of such announcement; and (iv) in the case of any other Excess Purchase Payment on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

     All dilution adjustments shall be rounded upward or downward to the nearest 1/10,000th (or if there is not a nearest 1/10,000th to the next lower 1/10,000th). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein;

provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as described herein shall subsequently be cancelled by the Corporation, or such dividend, distribution, issuance or repurchase shall fail to receive requisite approvals or shall fail to occur for any other reason, then, upon such cancellation, failure of approval or failure to occur, the Exchange Rate shall be further adjusted to the Exchange Rate which would then have been in effect had adjustment for such event not been made. If a Reorganization Event shall occur after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the Exchange Rate in respect of such events shall not be rescinded but shall be applied to the new Exchange Rate provided for below.

     "Then-Current Market Price" of the Common Stock, for the purpose of applying any dilution adjustment, means the average Closing Price per share of the Common Stock for the Calculation Period of 10 Trading Days (as defined below) immediately prior to the time such adjustment is effected (or, in the case of an adjustment effected at the opening of business on the Business Day next following a record date, immediately prior to the earlier of the time such adjustment is effected and the related ex-date); provided that if no Closing Price for the Common Stock is determined for one or more (but not all) of such Trading Days, such Trading Day shall be disregarded in the calculation of the Then-Current Market Price (but no additional trading days shall be added to the Calculation Period). If no Closing Price for the Common Stock may be determined for any of such Trading Days, the Then-Current Market Price shall be the Closing Price for the Common Stock for the most recent Trading Day prior to such 10 Trading Days for which a Closing Price for the Common Stock may be determined pursuant to the "Closing Price" definition. The "ex-date" with respect to any dividend, distribution or issuance shall mean the first date on which the shares of the Common Stock trade regular way on their principal market without the right to receive such dividend, distribution or issuance.

     "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Calculation Period" means any period of Trading Days for which an average security price must be determined pursuant to the Indenture. "Closing Price" of the Common Stock or any marketable security on any such day in the Calculation Period means the daily closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security as reported on
the                ("          ") on any such day in the Calculation Period or,
if such security is not traded on        on any such date, as reported in the
composite transactions for the principal United States securities exchange on which if such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization.

     In the event of (i) any consolidation or merger of the Corporation, or any surviving entity or subsequent surviving entity of the Corporation (a "Corporation Successor"), with or into another entity (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another issuer), (ii) any sale, transfer, lease or conveyance to another corporation of the property of the Corporation or any the Corporation Successor as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Corporation or any the Corporation Successor with another issuer (other than in connection with a merger or consolidation) or (iv) any liquidation, dissolution or winding up of the Corporation or any the Corporation Successor (any such event described in clause (i), (ii), (iii) or (iv), a "Reorganization Event"), the Exchange Rate shall be adjusted so that, on the Maturity Date, the holders of the TARGETS shall receive cash in an amount equal to the product of the number of TARGETS held by such holder multiplied by
(i) if the Transaction Value (as defined herein) is less than or equal to the Appreciation Threshold Price, the Transaction Value, and (ii) if the Transaction Value is greater than the Appreciation Threshold Price, the Appreciation Threshold Price.

     "Transaction Value" means the sum of: (a) for any cash received in any such Reorganization Event, the amount of cash received per share of the Common Stock;
(b) for any property other than cash or Marketable

Securities (as defined herein) received in any such Reorganization Event, an amount equal to the market value on the date the Reorganization Event is consummated of such property received per share of the Common Stock (as determined by a nationally recognized independent investment banking firm retained for this purpose by Salomon Smith Barney) and (c) for any Marketable Securities received in any such Reorganization Event, an amount equal to the average Closing Price per share of such Marketable Securities for the Calculation Period of 10 Trading Days immediately prior to the Maturity Date multiplied by the number of such Marketable Securities received for each share of the Common Stock; provided that if no Closing Price for such Marketable Securities may be determined for one or more (but not all) of such Trading Days such Trading Day shall be disregarded in the calculation of such average Closing Price (but no additional Trading Days shall be added to the Calculation Period). If no Closing Price for the Marketable Securities may be determined for all such Trading Days, the calculation in the preceding clause (c) shall be based on the most recently available Closing Price for the Marketable Securities prior to such 10 Trading Days.

     "Marketable Securities" means any perpetual equity securities or debt securities with a stated maturity after the Maturity Date, in each case that are listed on a U.S. national securities exchange or reported by The Nasdaq National Market. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to the preceding paragraph shall be subject to adjustment if any event that would, had it occurred with respect to the Common Stock or the Corporation, have required an adjustment as described above, shall occur with respect to such Marketable Securities or the issuer thereof between the time of the Reorganization Event and the Maturity Date. Adjustment for such subsequent events shall be as nearly equivalent as practicable to the adjustments described above.

     Salomon Smith Barney shall be responsible for the effectuation and calculation of any adjustment described herein and shall furnish the Indenture Trustee with notice of any such adjustment and shall provide the Indenture Trustee with a reasonable opportunity to review the calculations pertaining to any such adjustments.

PAYMENT PROCEDURES

     Distributions on the TARGETS will be payable to the holders thereof as they appear on the books and records of the Trust at the close of business on the relevant record dates. While the TARGETS remain in book-entry form, the relevant record dates for distributions of any Maturity Payment or Accelerated Maturity Payment with respect to the TARGETS shall be one Business Day prior to the relevant payment date, which payment date shall be the date the aggregate of such Maturity Payments or Accelerated Maturity Payments, as the case may be, is received by the Trust with respect to the Forward Contract. While the TARGETS remain in book-entry form, the relevant record date for distribution of the Treasury Proceeds to holders of TARGETS shall be one Business Day prior to the relevant payment date, which payment date shall be the date such Treasury Proceeds are received by the Trust upon liquidation of the Treasury Securities. While the TARGETS remain in book-entry only form, the relevant record dates for any Periodic Distributions shall be one Business Day prior to the relevant payment dates, which payment dates shall correspond to the dates on which payments are received by the Trust in respect of, and in accordance with the terms of, the Treasury Securities and the Forward Contract. The relevant record dates for the Common Securities shall be the same record dates as for the TARGETS. If the TARGETS shall not continue to remain in book-entry only form, the relevant record dates shall conform to the rules of any securities exchange on which they are listed and, if none, shall be selected by the Regular Trustees, which dates shall be at least 10 Business Days but no more than 15 days before the relevant payment dates, which payment dates shall correspond to the dates on which payments are made in respect of, and in accordance with the terms of, the Treasury Securities and the Forward Contract. Distributions payable on any TARGETS that are not punctually paid on any payment date, as a result of either Salomon Smith Barney having failed to make a payment under the Forward Contract or the issuer of the Treasury Securities having failed to make a payment in respect of the Treasury Securities, will cease to be payable to the person in whose name such TARGETS are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such TARGETS are registered on a special record date which shall be one Business Day prior to the date on which the amount of the defaulted distributions are actually received by the Trust. If any date on which distributions are payable on the TARGETS is not a Business Day, then payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

     Payments in respect of the TARGETS represented by the Global Certificates (as defined below under "Book-Entry Only Issuance") shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register.

VOTING RIGHTS

     Except as described in this Prospectus under "Description of the TARGETS -- Acceleration of Maturity Date; Enforcement of Rights" and "Description of the Guarantee -- Modification of the Guarantee; Assignment", and except as provided under the Trust Act, the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the TARGETS will have no voting rights.

     In the event the consent of the Institutional Trustee, as the holder of the Forward Contract, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority of the Trust Securities voting together as a single class; provided, however, that where any amendment, modification or termination under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion number of the Trust Securities which the relevant Super Majority represents of the aggregate beneficial interests in the Forward Contract. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes TARGETS Trust I will not be classified as other than a grantor trust.

     The procedures by which holders of TARGETS may exercise their voting rights are described below. See "-- Book-Entry Only Issuance".

     Holders of the TARGETS will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by Salomon Smith Barney as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee), provided, that, if any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of TARGETS Trust I other than pursuant to the terms of the Declaration, then the holders of the Trust Securities, voting together as a single class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority of the Trust Securities affected thereby, provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the TARGETS or the Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause TARGETS Trust I to fail to be classified as a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the

Institutional Trustee or (iii) cause TARGETS Trust I to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

     TARGETS Trust I may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. TARGETS Trust I may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of TARGETS Trust I under the Trust Securities or (y) substitutes for the TARGETS other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, maturity and otherwise, (ii) Salomon Smith Barney expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee in its capacity as the holder of the Forward Contract and the Treasury Securities, (iii) the TARGETS or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the TARGETS are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the TARGETS (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holder's interest in the new entity), (vi) such successor entity has a purpose identical to that of TARGETS Trust I, (vii) prior to such merger, consolidation, amalgamation or replacement, TARGETS Trust I has received an opinion of a nationally recognized independent counsel to TARGETS Trust I experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither TARGETS Trust I nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) Salomon Smith Barney guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, TARGETS Trust I shall not, except with the consent of holders of 100% of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any TARGETS are outstanding and are not held entirely by Salomon Smith Barney, TARGETS Trust I may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under " -- Acceleration of Maturity Date; Enforcement of Rights".

BOOK-ENTRY ONLY ISSUANCE

     DTC will act as securities depository (the "Depository") for the TARGETS. The TARGETS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global TARGETS certificates, representing the total aggregate number of TARGETS, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchases of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global TARGETS as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a

"clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC, which Participants include Cedel Bank, societe anonyne and The Euroclear System. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of TARGETS within the DTC system must be made by or through Direct Participants, which will receive a credit for the TARGETS on DTC's records. The ownership interest of each actual purchaser of TARGETS ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased TARGETS. Transfers of ownership interests in the TARGETS are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in TARGETS, except in the event that use of the book-entry system for the TARGETS is discontinued.

     To facilitate subsequent transfers, all the TARGETS deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of TARGETS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership, DTC has no knowledge of the actual Beneficial Owners of the TARGETS. DTC's records reflect only the identity of the Direct Participants to whose accounts such TARGETS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the TARGETS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to TARGETS. Under its usual procedures, DTC would mail an Omnibus Proxy to TARGETS Trust I as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the TARGETS are credited on the record date (identified in a listing attached to the Omnibus Proxy). Salomon Smith Barney and TARGETS Trust I believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in TARGETS Trust I.

     Distribution payments on the TARGETS will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, TARGETS Trust I or Salomon Smith Barney, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of Distributions to DTC is the responsibility of TARGETS Trust I, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global TARGET will not be entitled to receive physical delivery of TARGETS. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the TARGETS.

     DTC may discontinue providing its services as securities depositary with respect to the TARGETS at any time by giving reasonable notice to TARGETS Trust
I. Under such circumstances, in the event that a successor securities depositary is not obtained, TARGETS certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of Salomon Smith Barney) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the TARGETS. In that event, certificates for the TARGETS will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Salomon Smith Barney and TARGETS Trust I believe to be reliable, but neither Salomon Smith Barney nor TARGETS Trust I takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of TARGETS, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of TARGETS will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following an Acceleration Event.

PAYING AGENT

     In the event that the TARGETS do not remain in book-entry only form, the following provisions will apply:

          The Institutional Trustee will act as paying agent for the TARGETS and may designate an additional or substitute paying agent at any time.

          Registration of transfers of TARGETS will be effected without charge by or on behalf of the TARGETS Trust I, but upon payment (with the giving of such indemnity as TARGETS Trust I or Salomon Smith Barney may require) in respect of any tax or other government charges which may be imposed in relation to it.

GOVERNING LAW

     The Declaration and the TARGETS will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate TARGETS Trust I in such a way so that TARGETS Trust I will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. In this connection, Salomon Smith Barney and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the amended and restated certificate of incorporation of Salomon Smith Barney that each of Salomon Smith Barney and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end as long as such action does not adversely affect the interests of the holders of the TARGETS or vary the terms thereof.

     Holders of the TARGETS have no preemptive rights.

                      DESCRIPTION OF THE FORWARD CONTRACT

     The terms of the Forward Contract will be set forth in an Indenture (the "Indenture") between Salomon Smith Barney and The Chase Manhattan Bank (in such capacity, the "Indenture Trustee"). The Indenture will be qualified under the Trust Indenture Act. The Indenture Trustee, The Chase Manhattan Bank, will act as trustee for the Forward Contract under the Indenture for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Forward Contract will include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act.

     The Forward Contract initially relates to an aggregate of           shares
of the Common Stock. Pursuant to the terms of the Forward Contract, Salomon Smith Barney will pay an amount equal to the aggregate Maturity Payments or the aggregate Accelerated Maturity Payments, as the case may be, to the Trust at maturity of the Forward Contract as described above. See "Description of the TARGETS".

     Pursuant to the terms of the Forward Contract, Salomon Smith Barney will pay quarterly Yield Enhancement Payments to the Trust in the amount of
approximately $          , accruing from the date of issuance of the TARGETS,
computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. The Yield Enhancement Payments, together with distributions received by the Trust with respect to the Treasury Securities, will be used by the Trust to pay the Periodic Distributions to the holders of the TARGETS. See "Description of TARGETS -- Periodic Distributions".

     The Indenture will provide that Salomon Smith Barney will pay all fees and expenses related to (i) the offering of the Trust Securities and the Forward Contract, (ii) the organization, maintenance and dissolution of TARGETS Trust I,
(iii) the retention of the Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the TARGETS.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by Salomon Smith Barney for the benefit of the holders of TARGETS. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Guarantee (in such capacity, the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the TARGETS.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, Salomon Smith Barney will irrevocably and unconditionally agree to pay in full to the holders of the TARGETS (except to the extent paid by TARGETS Trust I), as and when due, regardless of any defense, right of set off or counterclaim which TARGETS Trust I may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any Maturity Payment that is required to be made in respect of the TARGETS, to the extent the Trust has funds available therefor, (ii) any Accelerated Maturity Payment that is required to be made in respect of the TARGETS, to the extent the Trust has funds available therefor, (iii) any Treasury Proceeds that are required to be distributed in respect of the TARGETS, to the extent that the Trust has funds available therefor, (iv) any Periodic Distributions that are required to be made in respect of the TARGETS, to the extent the Trust has funds available therefor, and (v) any other remaining assets of the Trust upon liquidation of the Trust. Salomon Smith Barney's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Salomon Smith Barney to the holders of TARGETS or by causing TARGETS Trust I to pay such amounts to such holders.

     The Guarantee will be a guarantee with respect to the TARGETS from the time of issuance of the TARGETS but will not apply to any payment of Periodic Distributions, Maturity Payments, Accelerated

Maturity Payments, Treasury Proceeds or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent TARGETS Trust I shall have funds available therefor. If Salomon Smith Barney does not pay the aggregate Maturity Payments or the aggregate Accelerated Maturity Payments to the Trust upon maturity of the Forward Contract, including maturity as a result of acceleration or otherwise, the Trust will not pay any Maturity Payment or Accelerated Maturity Payment to holders of the TARGETS and will not have funds available therefor. If either the U.S. federal government, as the issuer of the Treasury Securities, does not make periodic payments to the Trust with respect to the Treasury Securities or Salomon Smith Barney does not pay the Yield Enhancement Payments to the Trust with respect to the Forward Contract then, in either event, the Trust will not pay the full amount of the Periodic Distributions to holders of the TARGETS and will not have funds available therefor. See "Description of the TARGETS" and "Description of the Forward Contract". The Guarantee, when taken together with Salomon Smith Barney's obligations under the Forward Contract, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of TARGETS Trust I (other than with respect to Trust Securities), will provide a full and unconditional guarantee by Salomon Smith Barney of payments due on the TARGETS.

MODIFICATIONS OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of TARGETS (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of a majority of the outstanding TARGETS. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Salomon Smith Barney and shall inure to the benefit of the holders of the TARGETS then outstanding.

GUARANTEE ENFORCEMENT EVENTS

     An enforcement event under the Guarantee will occur upon the failure of Salomon Smith Barney to perform any of its payment or other obligations thereunder. The holders of a majority of the TARGETS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee any holder of TARGETS may directly institute a legal proceeding against Salomon Smith Barney to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. A holder of TARGETS may also directly institute a legal proceeding against Salomon Smith Barney to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against TARGETS Trust I or any other person or entity.

     Salomon Smith Barney will be required to provide annually to the Guarantee Trustee a statement as to the performance by Salomon Smith Barney of certain of its obligations under the Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of TARGETS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to the TARGETS upon full payment to the holders of the TARGETS of (i) the Maturity Payments, (ii) the Accelerated Maturity Payments, (iii) the Treasury Proceeds or (iv) the amounts payable in accordance with the Declaration upon liquidation of TARGETS Trust I. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of TARGETS must restore payment of any sum paid under such TARGETS or such Guarantee.

STATUS OF THE GUARANTEE

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against Salomon Smith Barney to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                     DESCRIPTION OF THE TREASURY SECURITIES

     The Treasury Securities will consist of a portfolio of stripped U.S. Treasury securities (the "Treasury Securities") maturing on a quarterly basis through the Maturity Date. The Treasury Securities will bear quarterly payments corresponding to the payment dates of the Periodic Distributions payable on the TARGETS. Upon acceleration of maturity to an Accelerated Maturity Date, any Treasury Securities then held by the Institutional Trustee on behalf of the Trust will be sold and the Treasury Proceeds will be distributed to holders of the Trust Securities. See "Description of the TARGETS -- Acceleration of Maturity".

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of TARGETS. Unless otherwise specifically indicated herein, this summary only addresses a holder of TARGETS that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States, an estate the income of which is subject to U.S. federal income taxation regardless of its source, a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, or a holder that is otherwise subject to U.S. federal income taxation on net income basis in respect of its TARGETS (a "U.S. Holder"). The discussion below is based on the advice of Skadden, Arps, Slate, Meagher & Flom LLP.

     The summary is based on U.S. federal income tax laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. It deals only with holders that will hold TARGETS as capital assets and does not address tax considerations that may be relevant to a particular holder in light of such holder's individual circumstances or that are applicable to certain types of holders subject to special tax rules, such as banks, insurance companies, dealers in securities, persons that will hold the TARGETS as a position in a "straddle" for tax purposes or as part of a "synthetic security" or a "conversion transaction" or other integrated investment comprised of a TARGETS and one or more other investments, or persons that have a functional currency other than the U.S. dollar. It does not include any description of the tax laws of any state, local or foreign government that may be applicable to the TARGETS or to the holders thereof. Prospective purchasers of TARGETS should consult their tax advisors in determining the tax consequences to them of purchasing, owning or disposing TARGETS, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign income or other tax laws.

     There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of TARGETS or instruments with terms substantially similar to TARGETS. The Trust intends to treat a TARGETS for U.S. federal income tax purposes as a beneficial interest in a trust that holds the Treasury Securities and the Forward Contract, under the terms of which Salomon Smith Barney is obligated to pay the Yield Enhancement Payments to the Trust. The Trust intends to report holders' income to the Internal Revenue Service in accordance with this treatment. Under this approach, the tax consequences of holding a TARGETS should be as described below. Prospective investors in the TARGETS should be aware, however, that no ruling is being requested from the Internal Revenue Service with respect to the TARGETS and the Internal Revenue Service might take a different view as to the proper characterization of the TARGETS and of the U.S. federal income tax consequences to a holder thereof.

TAX STATUS OF THE TRUST

     The Trust will be treated as a grantor trust owned solely by the present and future holders of Trust Securities for U.S. federal income tax purposes, and accordingly, income received by the Trust will be treated as income of the holders of the TARGETS in the manner set forth below.

TAX BASIS IN THE TREASURY SECURITIES AND THE FORWARD CONTRACT

     Each holder should be considered the owner of its pro rata portion of the Treasury Securities and the Forward Contract in the Trust. The cost to the holder of its TARGETS should be allocated between the holder's pro rata portion of the Treasury Securities and the Forward Contract in the Trust (in proportion to the fair market values thereof on the date on which the holder acquires its TARGETS) in order to determine the holder's tax bases in such assets. It is currently anticipated that approximately 15% and 85% of the net proceeds of the offering will be used by the Trust to purchase the Treasury Securities and the Forward Contract, respectively.

RECOGNITION OF ORIGINAL ISSUE DISCOUNT ON THE TREASURY SECURITIES

     The Treasury Securities in the Trust will consist of stripped U.S. Treasury securities. A holder should be required to treat its pro rata portion of each Treasury Security in the Trust as a bond that was originally issued on the date the holder purchased its TARGETS and at an original issue discount equal to the excess of the holder's pro rata portion of the amounts payable on such Treasury Security over the holder's tax basis therein, as discussed above. The amount of such excess, however, should constitute only a portion of the total amounts payable with respect to the Treasury Securities held by the Trust and, accordingly, a substantial portion of the quarterly cash distributions from the Trust to holders should be treated as a tax-free return of the holder's investment in the Treasury Securities and should reduce the holder's tax basis in its pro rata portion of the Treasury Securities. A holder (whether using the cash or accrual method of tax accounting) should be required to include original issue discount (other than original issue discount on short-term Treasury Securities as described below) in gross income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method, prior to the receipt of cash attributable to such income.

     With respect to any short-term Treasury Security (i.e., any Treasury Security with a maturity of one year or less from the date it is purchased) held by the Trust, holders using the cash method of tax accounting should (except as provided below) generally be required to include interest payments on such Treasury Securities in gross income as such payments are received. In addition, such cash method holders may be denied a deduction for any related interest expense until such payments are received.

     Notwithstanding the above general rule for cash method holders, if in any taxable year 20 percent or more of the value of the TARGETS is held for 90 days or more by persons using the accrual method of tax accounting (and generally with respect to subsequent taxable years), holders using the cash method of tax accounting should be required to include original issue discount on any short-term Treasury Security held by the Trust in gross income as such original issue discount accrues. In all events, holders using the accrual method of tax accounting should be required to include original issue discount on any short-term Treasury Security held by the Trust in gross income as such original issue discount accrues. Unless a holder elects to accrue the original issue discount on a short-term Treasury Security according to a constant yield method based on daily compounding, such original issue discount should be accrued on a straight-line basis. A holder's tax basis in a Treasury Security held by the Trust should be increased by the amount of any original issue discount included in gross income by the holder with respect to such Treasury Security.

TREATMENT OF THE FORWARD CONTRACT

     Each holder should be treated as having entered into a pro rata portion of the Forward Contract and, at the Maturity Date or Accelerated Maturity Date, as having received a pro rata portion of the Maturity Payment or Accelerated Maturity Payment, as the case may be, received by the Trust. A holder should not recognize income, gain or loss upon entry into the Forward Contract and should not be required to include in gross income additional amounts over the term of the Forward Contract (except with respect to the Yield Enhancement Payments, as described below).

TREATMENT OF THE YIELD ENHANCEMENT PAYMENTS

     There is no authority for the treatment of the Yield Enhancement Payments under current law, but Salomon Smith Barney intends to file information returns on the basis that the Yield Enhancement Payments are ordinary income to holders when received or accrued in accordance with their respective methods of tax accounting. The treatment of amounts received in respect of accrued but unpaid Yield Enhancement Payments upon a sale or other disposition of some or all of a holder's TARGETS is also unclear under current law. Holders should consult their tax advisors concerning the treatment of the Yield Enhancement Payments.

SALE OR OTHER DISPOSITION OF THE TARGETS

     Upon a sale or other disposition of all or some of a holder's TARGETS, a holder should be treated as having sold its pro rata portions of the Treasury Securities and the Forward Contract underlying the TARGETS. The selling holder should recognize capital gain or loss equal to the difference between the amount realized from such sale or other disposition and the holder's aggregate tax bases in its pro rata portions of the Treasury Securities and the Forward Contract (except to the extent of any (i) accrued interest with respect to the holder's pro rata portion of the Treasury Securities includible in gross income as ordinary income and (ii) possibly any accrued but unpaid Yield Enhancement Payments, as described above). Any such gain or loss will be long-term capital gain or loss if the holder's holding period for the TARGETS was more than one year. The distinction between capital gain or loss and ordinary income or loss is important for purposes of the limitations on a holder's ability to offset capital losses against ordinary income. In addition, certain individuals are subject to taxation at a reduced rate on long-term capital gains. The Taxpayer Relief Act of 1997 further provides that in the case of holders who are individuals, any such capital gain will be subject to a maximum U.S. federal income tax rate of (i) 20% if the holder's holding period in the TARGETS was more than 18 months at the time of such sale or other disposition and (ii) 28% if the holder's holding period in the TARGETS was more than 12 months but not more than 18 months at such time. Holders should consult their tax advisers as to the consequences of the Taxpayer Relief Act of 1997 in their particular circumstances.

DISTRIBUTIONS OF CASH AT THE MATURITY DATE OR ACCELERATED MATURITY DATE

     On the receipt of cash by the Trust with respect to the Forward Contract on the Maturity Date or Accelerated Maturity Date, a holder should recognize capital gain or loss equal to the difference between the holder's pro rata portion of the amount of cash received by the Trust and the holder's tax basis in its pro rata portion of the Forward Contract at that time (except to the extent such cash is attributable the Yield Enhancement Payments, as described above). Under certain circumstances, on or following the Accelerated Maturity Date, the Trust may sell all or a portion of the Treasury Securities and distribute the Treasury Proceeds to holders. Upon such a sale by the Trust, a holder should recognize capital gain or loss equal to the difference between the amount of cash received by the holder (except to the extent of any accrued interest with respect to the holder's pro rata portion of the Treasury Securities includible in gross income as ordinary income) and the holder's tax basis in its pro rata portion of the Treasury Securities sold by the Trust. Any such capital gain or loss described in this paragraph will be long-term capital gain or loss if the holder's holding period for the TARGETS was more than one year and will be subject to the same maximum U.S. federal income tax rates discussed above under "Sale or Other Disposition of the TARGETS".

ALTERNATIVE CHARACTERIZATIONS

     The Internal Revenue Service may contend that TARGETS should be characterized for U.S. federal income tax purposes in a manner different than the approach described above. For example, the Internal Revenue Service might assert that the Forward Contract should be treated as a contingent debt obligation of Salomon Smith Barney that is subject to Treasury regulations governing contingent payment debt instruments. If the Internal Revenue Service were to prevail in making such an assertion, original issue discount would accrue with respect to the Forward Contract at a "comparable yield" for Salomon Smith Barney under the Forward Contract, determined at the time the Forward Contract is entered into. A holder's pro rata portion of original issue discount with respect to the Forward Contract and the Treasury Securities might exceed the aggregate amount of the Periodic Distributions received by the holder. In addition, under this treatment, a holder would be required to treat any gain realized on the sale or other disposition of the TARGETS as ordinary income to the extent that such gain is allocable to the holder's pro rata portion of the Forward Contract. Any loss realized on such sale or other disposition that is allocable to the holder's pro rata portion of the Forward Contract would be treated as an ordinary loss to the extent of the holder's original issue discount inclusions with respect to the Forward Contract and as capital loss to the extent of loss in excess of such inclusions. It is also possible that the Internal Revenue Service could take the view that a holder should include in gross income the amount of cash actually received each year in respect of the TARGETS or that the TARGETS as a whole constitute a contingent payment debt instrument subject to the rules described above.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     In the case of a holder of TARGETS that is not a U.S. Holder: (a) Periodic Distributions (other than Yield Enhancement Payments) made with respect to the TARGETS should not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements (including in general the furnishing of an Internal Revenue Service Form W-8 or a substitute form); (b) Yield Enhancement Payments should be subject to U.S. withholding tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); and (c) any capital gain realized upon the sale or other disposition of the TARGETS should not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

     Recently issued Treasury regulations may change the certification procedures relating to withholding on certain amounts paid to Non-U.S. Holders after December 31, 1998. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the TARGETS.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A holder of TARGETS (including a holder that is not a U.S. holder) may be subject to information reporting and to backup withholding at a rate of 31 percent of certain amounts paid to the holder unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, provides proof of such exemption or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be credited against the holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                                  UNDERWRITING

     Under the terms and subject to the conditions of the Underwriting Agreement
dated                , 1998 (the "Underwriting Agreement"), each Underwriter
named below (the "Underwriters") has severally agreed to purchase from TARGETS Trust I, and TARGETS Trust I has agreed to sell to such Underwriter, the number of TARGETS set forth opposite the name of such Underwriter below.

                             UNDERWRITERS                      NUMBER OF TARGETS
          ---------------------------------------------------  -----------------

                                                                    -------
                    Total....................................
                                                                    =======

     The Underwriters are obligated to take and pay for the total number of TARGETS offered hereby if any such TARGETS are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     TARGETS Trust I has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of additional TARGETS at the initial public offering price set forth on the cover page of this Prospectus. Salomon Smith Barney will pay Underwriters' Compensation in the amounts per TARGET set forth on the cover page hereof with respect to such additional TARGETS. The Underwriters may exercise such option to purchase additional TARGETS solely for the purpose of covering over-allotments, if any, incurred in connection with the sale of the TARGETS offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional TARGETS as the number of TARGETS set forth opposite such Underwriter's name in the preceding table bears to the total number of TARGETS in such table.

     The Underwriting Agreement provides that TARGETS Trust I and Salomon Smith Barney will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to make certain contributions in respect thereof, or to contribute to payments that such Underwriters may be required to make in respect thereof and to reimburse each of the Underwriters for certain legal and other expenses.

     TARGETS Trust I and Salomon Smith Barney have agreed, during the period beginning on the date of the Underwriting Agreement and continuing to and including the date that is 60 days after the closing date for the purchase of the TARGETS, not to offer, sell, contract to sell or otherwise dispose of any securities (including any backup undertakings of such securities) of Salomon Smith Barney or of TARGETS Trust I, in each case that are substantially similar to the TARGETS, or any securities convertible into or exchangeable for the TARGETS or such substantially similar securities of either TARGETS Trust I or Salomon Smith Barney.

     In view of the fact that the proceeds of the sale of the TARGETS will ultimately be used by the Trust to purchase the Forward Contract, the Underwriting Agreement provides that Salomon Smith Barney will pay as
compensation to the Underwriters $          per TARGET for the accounts of the
several Underwriters.

     The Underwriters propose to offer the TARGETS, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at a price that represents a concession not
in excess of $          per TARGET. The Underwriters may allow, and such dealers
may reallow, a concession not in excess of $          per TARGET to certain
brokers and dealers. After the

TARGETS are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

     In connection with the offering of TARGETS, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the TARGETS. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase TARGETS for the purposes of stabilizing their market price. The Underwriters also may create a short position for their respective accounts by selling more TARGETS in connection with this offering than they are committed to purchase from TARGETS Trust I, and in such case may purchase TARGETS in the open market following completion of this offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of TARGETS, by exercising the Underwriters' over-allotment option. In addition, the managing Underwriter, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements between the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in this offering) for the account of the Underwriters, the selling concession with respect to TARGETS that are distributed in the offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the TARGETS at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time.

     Application will be made to list the TARGETS on the CBOE, subject to official notice of issuance. Trading of the TARGETS on the CBOE is expected to commence within a 30-day period after the date of this Prospectus.

     The participation of any affiliate of Salomon Smith Barney in the offer and sale of TARGETS will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of securities of its parent.

     This Prospectus may be used by Salomon Smith Barney or any Underwriter that is an affiliate or other affiliates of Salomon Smith Barney, including the SSBH Subsidiaries, in connection with offers and sales of the TARGETS (subject to obtaining any necessary approval of the CBOE for any such offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such entity may act as principal or agent in such transactions. No such entity is obligated to make a market in the TARGETS and any such entity may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the liquidity or existence of a secondary market for any TARGETS.

                                 LEGAL MATTERS

     The validity of the TARGETS, the Forward Contract, the Guarantee and certain matters relating thereto and certain United States federal income tax matters will be passed upon for Salomon Smith Barney and TARGETS Trust I by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Cleary, Gottlieb, Steen and Hamilton, New York, New York. As to matters governed by Delaware law (other than the Delaware General Corporation Law), Cleary, Gottlieb, Steen and Hamilton will rely upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers Group Inc., the parent of Salomon Smith Barney and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of the Travelers Group Inc. Each of Cleary, Gottlieb, Steen and Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Salomon Smith Barney and certain of its affiliates and may do so in the future.

                                    EXPERTS

     The consolidated financial statements and schedule of Salomon Inc as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), are incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of Smith Barney Holdings Inc. and its subsidiaries for the fiscal years ended December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in Salomon Smith Barney's Current Report on Form 8-K dated September 29, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of Salomon Smith Barney and its subsidiaries for the fiscal years ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in Salomon Smith Barney's Current Report on Form 8-K dated November 28, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that Coopers & Lybrand L.L.P. did not audit the Salomon Financials and that their opinion with respect to any amounts contained in the Salomon Financials is based on the report of Arthur Andersen LLP. Such financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

======================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SALOMON SMITH BARNEY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THOSE TO WHICH IT RELATES IN ANY STATE OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                       ------
Available Information..................      3
Incorporation of Certain Documents by
  Reference............................      4
Prospectus Summary.....................      5
Risk Factors...........................      9
Salomon Smith Barney...................     14
Use of Proceeds and Hedging............     14
Capitalization.........................     16
Ratio of Earnings to Fixed Charges.....     17
The Corporation........................     17
Price Range of the Common Stock and
  Dividends............................     18
TARGETS Trust I........................     18
Description of the TARGETS.............     19
Description of the Forward Contract....     33
Description of the Guarantee...........     33
Description of the Treasury
  Securities...........................     35
Certain Federal Income Tax
  Considerations.......................     35
Underwriting...........................     39
Legal Matters..........................     40
Experts................................     41

======================================================
======================================================

                                TARGETS TRUST I

                                TARGETED GROWTH
                                    ENHANCED
                                TERMS SECURITIES
                                ("TARGETS(SM)")

                               GUARANTEED TO THE
                                   EXTENT SET
                                FORTH HEREIN BY

                              SALOMON SMITH BARNEY
                                 HOLDINGS INC.

                                  ------------
                                   PROSPECTUS
                                           , 1998

                                  ------------

                              SALOMON SMITH BARNEY
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        Commission Registration Fee......................................    $36,875
        Accounting Fees..................................................       *
        Trustees' Fees and Expenses......................................       *
        Blue Sky Fees and Expenses.......................................       *
        Printing and Engraving Fees......................................       *
        Rating Agency Fees...............................................       *
        NASD Fee.........................................................       *
        Legal Fees and Expenses..........................................       *
        Miscellaneous....................................................       *
                                                                             -------
                  Total..................................................    $  *
                                                                             =======

---------------
* To be completed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized and ratified, continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Eight of Salomon Smith Barney's By-Laws provides for indemnification of directors and officers of Salomon Smith Barney against certain liabilities incurred as a result of their duties as such and Article Fifth of Salomon Smith Barney's Amended and Restated Certificate of Incorporation provides that no directors of Salomon Smith Barney shall be liable for monetary damages for breach of fiduciary duty as a director.

     The Declaration of the Trust provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of the Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust, any Affiliate of the Trust or any holder of securities issued by the Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Trust and, in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of the Trust also provides that, to the full extent permitted by law, Salomon Smith Barney shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of the Trust also provides that to the full extent permitted by law, Salomon Smith Barney shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of the Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Salomon Smith Barney in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Salomon Smith Barney as authorized in the Declaration. The directors and officers of Salomon Smith Barney and the Regular Trustee are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Salomon Smith Barney or the Trust. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1(a) to this Registration Statement will agree to indemnify Salomon Smith Barney's directors and their officers and the Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Salomon Smith Barney or the Trust by or on behalf of such indemnifying party.

     For the undertaking with respect to indemnification, see Item 17 herein.

     See the Form of proposed Underwriting Agreement, filed or to be filed as
Exhibit 1, for certain indemnification provisions.

ITEM 16.  EXHIBITS.

  EXHIBIT NO.
----------------
  1+          -- Form of Underwriting Agreement for the offering of the TARGETS being registered under this Registration Statement.
  4(a)        -- Certificate of Trust of TARGETS Trust I.
  4(b)+      --  Form of Amended and Restated Declaration of Trust of TARGETS Trust I.
  4(c)+      --  Form of TARGETS Guarantee Agreement between Salomon Smith Barney and The
                 Chase Manhattan Bank, as Guarantee Trustee.
  4(d)+      --  Indenture between Salomon Smith Barney and The Chase Manhattan Bank, as
                 Trustee.
  4(e)+      --  Form of TARGETS (included in Exhibit 4(b)).
  4(f)+       -- Form of Common Securities (included in Exhibit 4(b)).
  4(g)+      --  Form of Forward Contract (included in Exhibit 4(d)).
  5+          -- Opinion of counsel as to certain corporate law matters.
  8+          -- Opinion of counsel as to certain federal income tax matters.
  12          -- Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                 Stock Dividends of Salomon Smith Barney (incorporated by reference to
                 Exhibits 12.01 and 12.07 to Salomon Smith Barney's Current Report on Form 8-K
                 dated November 28, 1997).
  23(a)      --  Consent of Coopers and Lybrand L.L.P., independent certified public accountants.
  23(b)      --  Consent of Arthur Andersen LLP, independent public accountants.
  23(c)+     --  Consent of counsel (to be contained in Exhibits No. 5 and 8).
  24          -- Powers of Attorney.
  25(a)+     --  Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as
                 amended, of The Chase Manhattan Bank, under the Declaration of Trust.
  25(b)+     --  Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as
                 amended, of The Chase Manhattan Bank, under the TARGETS Guarantee Agreement.
  25(c)+     --  Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as
                 amended, of The Chase Manhattan Bank, under the Indenture (contained in
                 Exhibit 4(d)).

---------------
+ To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

     Each of Salomon Smith Barney and TARGETS Trust I hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to

     Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) For purposes of determining any liability under the Securities Act of 1933, each filing of Salomon Smith Barney's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against a registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of February, 1998.

                                          TARGETS TRUST I

                                          By: /s/ MICHAEL J. DAY
                                            ------------------------------------
                                            Name: Michael J. Day
                                            Title: Regular Trustee

                                          By: /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                            Title: Regular Trustee

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALOMON SMITH BARNEY HOLDINGS INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON THE 3RD DAY OF FEBRUARY, 1998.

                                          SALOMON SMITH BARNEY HOLDINGS INC.

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------
                                            Name: Charles W. Scharf
                                              Title: Chief Financial Officer,
                                            and Principal
                                                Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH SALOMON SMITH BARNEY HOLDINGS INC. ON THE 3RD DAY OF FEBRUARY, 1998.

                SIGNATURES                                         TITLE
------------------------------------------    -----------------------------------------------
                    *                         Co-Chairman, Co-Chief Executive Officer,
------------------------------------------      Director and Principal Executive Officer
              (JAMES DIMON)

                    *                         Co-Chairman, Co-Chief Executive Officer,
------------------------------------------      Director and Principal Executive Officer
           (DERYCK C. MAUGHAN)

          /s/ CHARLES W. SCHARF               Chief Financial Officer and Principal Financial
------------------------------------------      Officer
           (CHARLES W. SCHARF)

            /s/ MICHAEL J. DAY                Controller and Principal Accounting Officer
------------------------------------------
             (MICHAEL J. DAY)

                                              Director
------------------------------------------
            (STEVEN D. BLACK)

                    *                         Director
------------------------------------------
           (JAMES BOSHART III)

                    *                         Director
------------------------------------------
           (THOMAS G. MAHERAS)

                    *                         Director
------------------------------------------
             (JAY MANDELBAUM)

                    *                         Director
------------------------------------------
           (EDUARDO G. MESTRE)

                    *                         Director
------------------------------------------
             (SHIGERU MYOJIN)

---------------
* The undersigned, by signing his name hereto, does hereby sign this registration statement or amendment thereto on behalf of each of the above indicated directors and officers of Salomon Smith Barney Holdings Inc. pursuant to powers of attorney executed on behalf of each such director and officer.

By:      /s/ CHARLES W. SCHARF
    ----------------------------------
             Attorney-in-Fact